AMENDMENT TO PROSPECTUS SUPPLEMENT (dated September 28, 2015)	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated August 27, 2015)	Registration Statement No.: 333-206357

1,072,961 Common Shares
Warrants to Purchase up to 268,240 Common Shares and the Common Shares Issuable Upon Exercise
Adjustable Warrants to Purchase up to a maximum of 4,664,589 Common Shares and the Common Shares Issuable Upon Exercise
________________________

            We are offering 1,072,961 common shares, no par value, warrants exercisable to purchase up to 268,240 common shares, together with 268,240 common shares issuable upon exercise of the warrants, and additional adjustable warrants that may become exercisable in certain limited circumstances as described herein  at an exercise price of $0.01 per share to purchase up to a maximum of 4,664,589 common shares, with the number of common shares to be determined at such time as such adjustable warrants become exercisable following an additional financing by us prior to December 31, 2015 at a price per share below the price of the common shares offered hereunder, together with the up to 4,664,589 common shares issuable upon exercise of the adjustable warrants. The purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant is $2.33. Each warrant has an initial exercise price of $2.33 per common share. The common shares, warrants, and adjustable warrants are being offered directly to investors without a placement agent or underwriter. This offering is made pursuant to a subscription agreement between us and MacFarlane Family Ventures, LLC, dated as of September 22, 2015, and subscription agreements between us and one or more additional investors

            We are not paying underwriting discounts or commissions in connection with the offering. The proceeds to us before expenses were $2,500,000. We estimate the total expenses of the offering were $90,000.

            For a more detailed description of the warrants, see the section entitled “Description of Warrants” beginning on page S-10 of this prospectus supplement. For a more detailed description of the adjustable warrants, see the section entitled “Description of Adjustable Warrants” beginning on page S-12 of this prospectus supplement.

            Our common shares are traded on The NASDAQ Global Market under the symbol “ANY”. On November 27, 2015, the last reported sale price for our common shares on Nasdaq was $1.79 per share. Any of our common shares sold pursuant to this prospectus supplement and any of our common shares issued upon the exercise of any warrants sold pursuant to this prospectus supplement will be listed on Nasdaq. This prospectus supplement updates and amends the prospectus supplement dated September 28, 2015.

________________________

            Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page S-6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus is November 30, 2015

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ABOUT THIS PROSPECTUS SUPPLEMENT

            This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. This prospectus supplement updates and amends the prospectus supplement dated September 28, 2015. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

            You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

            You should rely only on the information provided in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in his prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of his prospectus supplement or the accompanying prospectus or of any sale of any securities. You should not assume that the information contained in his prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of his prospectus supplement or the accompanying prospectus or any sale of a security.

            In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus.

            This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            We are “incorporating by reference” information into this prospectus supplement and the accompanying prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus supplement and the accompanying prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

  Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

  The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

  The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

  Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on January 22, 2015 (excluding Exhibit 99.1, News Release dated January 22, 2015), February 9, 2015, February 13, 2015, March 25, 2015 (excluding Exhibit 99.1, News Release dated March 23, 2015), March 31, 2015 (three reports), April 1, 2015, May 15, 2015, May 27, 2015, June 2, 2015, July 31, 2015, August 13, 2015 (excluding Exhibit 99.1, News Release dated August 13, 2015), August 14, 2015 (excluding Exhibit 99.8, News Release dated August 13, 2015), September 15, 2015, October 7, 2015, November 16, 2015 (excluding Exhibit 99.1, News Release dated November 16, 2015), and December 2, 2015 (excluding Exhibit 99.7, News Release dated December 1, 2015); and

  All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus supplement and the accompanying prospectus.

            Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus supplement by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus supplement and the accompanying prospectus.

            Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

            You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

            Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

            Certain statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

            Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks; other factors described under the heading “Risk Factors” and other risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

            In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

            All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

            The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus supplement and the accompanying prospectus , including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our other filings with the SEC, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus from our other filings with the SEC.

Our Company

            We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allow organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from our primary product groups: disk systems, virtualization, and data management and storage.

            We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from our research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

            We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

Recent Developments

Registered Direct Sales

            On September 28, 2015 and October 14, 2015, we closed on the issuance and sale of, in the aggregate and including the shares, warrants, and adjustment warrants offered hereby, 1,417,961 of our common shares, warrants exercisable to purchase up to 354,490 common shares, adjustment warrants which may, in certain circumstances, become exercisable to purchase a number of common shares to be determined at such time (if any) as such adjustment warrants become exercisable following an additional financing by us prior to December 31, 2015, for an aggregate offering price of approximately U.S.$3.3 million. Each of these warrants has an initial exercise price of U.S.$2.33 per warrant share. The warrants are immediately exercisable and have a five year term. Each adjustment warrant has an initial exercise price of U.S.$0.01 per common share. The adjustment warrants will become exercisable if we complete an additional financing prior to December 31, 2015, including with this offering, under the circumstances described below in the section entitled “Risk Factors” beginning on page S-6, and, in the event they become exercisable, will expire on March 31, 2016.

            As a result of our issuance and sale of the shares in these registered direct transactions, we triggered certain price protection provisions in that certain purchase agreement, by and between us and an investor, dated as of August 10, 2015, as amended. As a result, we issued to the investor an additional 252,308 common shares, additional warrants for the purchase of up to 252,308 common shares. These warrants are immediately exercisable and have a five year term. Pursuant to the terms of our registration rights agreement with the investor, we are required to register the shares and the shares issuable upon exercise of the warrant. We recently filed a registration statement on Form F-3 to register these shares.

            In addition, on November 30, 2015, we entered into subscription agreements pursuant to which we expect to sell common shares at a price of $2.00 per share together with warrants with an exercise price of U.S.$2.50 per common share. As a result, we will likely trigger price protection provisions in each of the warrants and adjustment warrants issued in connection with our recent registered direct sales and in our August 2015 purchase agreement and, as a result, (a) the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings will be increased by 1,297,436 (b) the adjustment warrants we issued in our recent registered direct financings shall become exercisable for 233,964 common shares, (c) we will be required to issue 141,631 common shares to the investor in our August purchase agreement, and (d) the number of common shares issuable upon exercise of the warrant issued to the investor pursuant to the August purchase agreement will be increased by 141,631. We will be required to register these common shares and common shares issuable upon exercise of the warrant issued to the investor pursuant to our August purchase agreement.

Restricted Equity Issuances

            At our June 2015 Annual and Special Meeting of Shareholders, the shareholders approved the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as approved our Employee Stock Purchase Plan, authorizing the purchase of up to 2,000,000 common shares by employees under the plan. On August 26, 2015, our Compensation Committee granted to certain executive officers awards of, in aggregate, 1.9 million restricted stock units and 0.5 million of non-qualified stock options. The restricted stock units vest and are payable over a period of approximately 2.5 years. On August 31, 2015, the non-qualified stock options vested 22.22% and the remainder vests in a series of equal monthly amounts over 2.3 years.

Restricted Equity Issuances

            At our June 2015 Annual and Special Meeting of Shareholders, the shareholders approved the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as approved our Employee Stock Purchase Plan, authorizing the purchase of up to 2,000,000 common shares by employees under the plan. On August 26, 2015, our Compensation Committee granted to certain executive officers awards of, in aggregate, 1.9 million restricted stock units and 0.5 million of non-qualified stock options. The restricted stock units vest and are payable over a period of approximately 2.5 years. On August 31, 2015, the non-qualified stock options vested 22.22% and the remainder vests in a series of equal monthly amounts over 2.3 years.

V3 Litigation

            In April 2015, we filed a proof of claim in connection with bankruptcy proceedings of V3 Systems, Inc. (“V3”) based on breaches by V3 of the Asset Purchase Agreement entered into between V3 and us dated February 11, 2014 (the “APA”). On October 6, 2015, U.S. Dissolution Liquidating Trust, the apparent successor to V3, filed a complaint against us and certain of our current and former directors in the United States Bankruptcy Court for the District of Utah Central Division objecting to our proof of claim and asserting claims for affirmative relief against us and our directors. This complaint alleges, among other things, that we breached the APA and engaged in securities fraud in connection with the issuance of the common shares issued to V3 in connection therewith. The plaintiff claims that the alleged breaches and certain other actions and/or omissions on the part of Sphere and its directors resulted in V3’s failure to receive earn-out consideration under the APA and caused V3 to be unable to timely sell the Sphere common shares received by V3 pursuant to the APA and, as a result, V3 defaulted on several debts, ultimately leading to its bankruptcy. The plaintiff seeks, among other things, monetary damages for the loss of the potential earn-out consideration, the value of the common shares held back by us pursuant to the APA and costs and fees. We believe the lawsuit to be without merit and intend to vigorously defend against the action.

Settlement of Merger Litigation

            On October 2, 2015, the court in the previously disclosed consolidated action relating to our merger with Overland Storage, Inc. approved the terms of the class action settlement and the merger litigation was dismissed with prejudice and terminated on that date. The consolidated action had alleged breaches of fiduciary duties and conflicts of interest against Overland’s directors relating to the merger process, the terms of the merger agreement, and the consideration to be received by Overland’s shareholders under the terms of the merger agreement. On June 26, 2015, the court had preliminarily approved the proposed settlement under a memorandum of understanding and stipulation of settlement entered into between plaintiffs and defendants. The memorandum of understanding provided, among other things, for the inclusion of supplemental disclosures in Amendment No. 2 to the Registration Statement on Form F-4 that was filed with the Securities and Exchange Commission on October 14, 2014.

Amendment to Convertible Debenture

The Company has entered into an amendment to its 8% Senior Secured Convertible Debenture with FBC Holdings S.A.R.L. (“FBC”). Pursuant to this amendment and on the condition that the Company provides to FBC subscription agreements evidencing the raise by the Company of at least $2,750,000 (the “Raise”) in immediately available funds through the issuance of common shares and/or warrants (i) FBC will make a loan to the Company of an additional $5,000,000 pursuant to the terms of the Company’s revolving credit agreement with FBC upon the Company’s request, (ii) the Company will then reduce the conversion price for the entire principal of the debenture to $3.00 per common share, (iii) if the maturity date of the Company’s Silicon Valley Bank credit facility is extended beyond its current maturity date (which would automatically cause the extension of the loans made pursuant to the Company’s revolving credit agreement with FBC), the Company will issue warrants to FBC to purchase up to 500,000 common shares at a price per share equal to 110% of the closing price of the common shares on The NASDAQ Global Market immediately prior to the date of any such extension and (iv) any failure to complete the Raise prior to December 15, 2015 will constitute a default under the debenture.

The Offering

            Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,072,961 common shares, no par value, warrants exercisable to purchase up to 268,240 common shares, together with 268,240 common shares issuable upon exercise of the warrants, and additional adjustable warrants that may become exercisable in certain limited circumstances as described herein at an exercise price of $0.01 per share to purchase up to a maximum of 4,664,589 common shares, with the a number of common shares to be determined at such time as such adjustable warrants become exercisable following an additional financing by us prior to December 31, 2015 at a price per share below the price of the common shares offered hereunder, together with the up to 4,664,589 common shares issuable upon exercise of the adjustable warrants. The purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant is $2.33. Each warrant has an initial exercise price of $2.33 per common share. The common shares, warrants and adjustable warrants will be issued separately, but can only be purchased together in this offering.

            For a discussion of factors you should consider before making an investment decision, see “Risk Factors” beginning on page S-6, the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus as described in that section, and the other information included in this prospectus supplement and the accompanying prospectus or incorporated by reference.

Listing

            Our common shares are listed on The NASDAQ Global Market and trades under the symbol “ANY”. The common shares sold pursuant to this prospectus supplement and the accompanying prospectus and any common shares issued upon the exercise of the warrants and adjustable warrants sold pursuant to this prospectus supplement and the accompanying prospectus will be listed on The NASDAQ Global Market.

Description of the Warrants

            Each initial purchaser will receive a warrant to purchase one common share for each common share purchased in this offering. Each warrant has an initial exercise price of U.S.$2.33 per common share. The warrants are immediately exercisable and have a five year term. If, at any time on or after the date a warrant is issued until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares and related additional warrants that have an exercise price above $0.01 at a price per share that is lower than $2.33 (the purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant), then (a) the initial exercise price for these warrants will be adjusted to equal the exercise price of such additional warrants (if lower) as of the date of the consummation of the additional raise and (b) if the warrant coverage in such financing is greater than 25%, the number of common shares issuable upon exercise of these warrants shall be increased to the product obtained by multiplying the number of common shares issuable upon exercise of this warrant immediately prior to the adjustment by, the quotient obtained by dividing: (x) the number of common shares issuable upon exercise of the additional warrants issued divided by the number of common shares issued in such additional raise to the holders of the additional warrants; by (y) the number of common shares issuable upon exercise of the these warrants immediately prior to the adjustment divided by the number of common shares issued to the warrant holder pursuant to its subscription agreement (aggregated with common shares issuable to the warrant holder pursuant to adjustable warrants) or (c) if the warrant coverage in such financing is less than 25%, the number of common shares issuable upon exercise of these warrants shall be increased to 25% of the quotient obtained by dividing the aggregate purchase price paid by the holder of the warrant under the subscription agreement by the per share purchase price in the additional financing. On November 30, 2015, we entered into subscription and purchase agreements pursuant to which we expect to sell common shares at a price of $2.00 per share together with warrants with an exercise price of U.S.$2.50 per common share. If that transaction is completed, we expect the number of common shares issuable upon exercise of these warrants to be increased by 981,760 common shares.

            The number of common shares issuable upon the exercise of a warrant shall in no event equal an amount that may constitute, together with any issuance of common shares or warrants pursuant to the subscription agreement or the adjustable warrants or otherwise determined to be aggregated with this offering or such issuance: (x) an amount greater than 19.999% of common shares or voting power of the company, (y) an amount that would constitute a change of control under NASDAQ rules, or (z) an amount that would otherwise trigger a shareholder approval requirement under NASDAQ rules, except with the prior approval of our shareholders. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Description of the Adjustable Warrants

            We issued to each initial purchaser an adjustable warrant that will initially not be exercisable for any common shares. If, however, at any time on or after the date an adjustable warrant is issued until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares at a price per share that is lower than $2.33 (the purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant), then the adjustable warrants shall become exercisable for that number of common shares equal to (i) the number of common shares that the investor would have received for its aggregate investment amount had the purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant been equal to the purchase price per share in the additional equity financing minus (ii) the number of common shares actually purchased by such investor. On November 30, 2015, we entered into subscription and purchase agreements pursuant to which we expect to sell common shares at a price of $2.00 per share. If that transaction is completed, we expect the adjustable warrants will become exercisable for 177,039 common shares.

            The number of common shares issuable upon the exercise of an adjustable warrant shall in no event equal an amount that may constitute, together with any issuance of common shares or warrants pursuant to the subscription agreement or the warrants or otherwise determined to be aggregated with this offering or such issuance: (x) an amount greater than 19.999% of common shares or voting power of the company, (y) an amount that would constitute a change of control under NASDAQ rules, or (z) an amount that would otherwise trigger a shareholder approval requirement under NASDAQ rules, except with the prior approval of our shareholders. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the adjustable warrants.

Use of Proceeds

            We intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. To the extent that we receive cash upon exercise of the warrants, we currently expect to use that cash for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose.

RISK FACTORS

            An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the following risk factors which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Securities and this Offering

Our share price has been volatile and your investment in our securities could decrease in value.

            The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended September 30, 2015, our closing share price on The NASDAQ Global Market has ranged from a low of $1.99 to a high of $9.50. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our securities. You may not be able to resell your common shares, including any shares issuable upon the exercise of the warrants, at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

  actual or anticipated fluctuations in our operating results or future prospects;

  our announcements or our competitors’ announcements of new products;

  public reaction to our press releases, our other public announcements and our filings with the SEC;

  strategic actions by us or our competitors;

  changes in financial markets or general economic conditions;

  our ability to raise additional capital as needed;

  developments regarding our patents or proprietary rights or those of our competitors; and

  changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

The warrants are a risky investment and may expire worthless.

            As of November 27, 2015, the last reported price of our common shares on The NASDAQ Global Market was $1.79 per share. In order for you to recover the value of your investment in the warrants, our share price must be more than the exercise price of the warrants ($2.33). There can be no assurance that the trading price of our common shares will exceed the exercise price.

            The warrants are only exercisable until September 21, 2020 and may expire without being exercised, in which case you will lose your entire investment in the warrants.

The adjustable warrants may expire worthless.

            The adjustable warrants will only become exercisable in the event we complete an equity financing involving the issuance and sale of our common shares at a price per share that is lower than $2.33 (the purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant) prior to December 31, 2015. In the event that the adjustable warrants become exercisable for common shares, the adjustable warrants are only exercisable until March 31, 2016 and may expire without being exercised.

You may not be able to resell your warrants.

            There is no established trading market for the warrants or adjustment warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the warrants or adjustment warrants on any securities exchange or other nationally recognized trading system, and you may not be able to resell your warrants. If your warrants and adjustment warrants cannot be resold, you will have to depend upon any appreciation in the value of our common shares over the exercise price of the warrants and adjustment warrants in order to realize a return on your investment in the warrants and adjustment warrants.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

            We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

             We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have registered, or are in the process of registering, with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

Future sales of our common shares under certain circumstances may trigger price-protection provisions in certain of private placement agreements, outstanding warrants and adjustment warrants, which would dilute your investment and could result in a decline in the trading price of our common shares.

             If, at any time until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares and related additional warrants at a price per common share that is lower than $2.33, then (a) the initial exercise price for the warrants we issued in our recent registered direct financings will be adjusted to equal the exercise price of such additional warrants (if lower) as of the date of the consummation of their sale and (b) if the warrant coverage in such financing is greater than 25%, the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings will be increased to the product obtained by multiplying the number of common shares issuable upon exercise of these warrants immediately prior to the adjustment by, the quotient obtained by dividing: (x) the number of common shares issuable upon exercise of the additional warrants issued divided by the number of common shares issued in such additional equity financing to the holders of the additional warrants; by (y) the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings immediately prior to the adjustment divided by the number of common shares issued to the investor in our recent registered direct financings (aggregated with common shares issuable to the warrant holder pursuant to adjustable warrants) or (c) if the warrant coverage in such financing is less than 25%, the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings shall be increased to 25% of the quotient obtained by dividing the aggregate purchase price paid by the warrant holder by the per share purchase price in the additional financing.

             In addition, if, at any time until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares at a price per share that is lower than $2.33, then the adjustment warrants we issued in our recent registered direct financings shall become exercisable for that number of common shares equal to (i) the number of common shares that the adjustment warrant holder would have received for its aggregate investment amount in our recent registered direct financings had the purchase price for one common share, a warrant and an adjustment warrant been equal to the purchase price per share in such additional equity financing minus (ii) the number of common shares actually purchased by such investor in our recent registered direct financings.

             Further, we have agreed to give the investor in our August 2015 private placement additional common shares, adjust the exercise price for the warrants issued to this investor, and issue additional warrants exercisable for the purchase of our common shares if, in connection with an equity capital raise for cash on or before December 31, 2015, we sell common shares at a price per share that is lower than $2.33 per share or sell new warrants to purchase common shares with an exercise price per share that is lower than $2.33. The number of additional common shares the investor would receive would equal the difference between (x) the number of shares that the investor would have received had the purchase price been equal to the per share purchase price at which common shares were issued in the additional equity financing and (y) the aggregate number of common shares purchased by the investor in the August private placement, the adjusted share amount. The exercise price of the warrant would be adjusted to equal the exercise price per share of the warrants issued in the additional equity financing (if lower) as of the date of the consummation of the additional equity financing. The number of common shares issuable upon exercise of each warrant would be increased to equal the adjusted share amount. We triggered the price protection provision in this August 2015 purchase agreement in connection with our recent registered direct financings, resulting in the issuance to this investor of an additional 252,308 common shares and warrants exercisable to purchase 252,308 common shares. We are not obligated to issue additional common shares to the investor to the extent that any such issuance, together with any issuance of common shares or additional warrants, may constitute or are convertible into common shares that constitute, greater than 19.999% of common shares or voting power of the Company outstanding immediately prior to entry into the August 2015 purchase agreement.

             On November 30, 2015, we entered into subscription agreements pursuant to which we expect to sell common shares at a price of $2.00 per share together with warrants with an exercise price of U.S.$2.50 per common share. As a result, we will likely trigger price protection provisions in each of the warrants and adjustment warrants issued in connection with our recent registered direct sales and in our August 2015 purchase agreement and, as a result, (a) the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings will be increased by 1,297,436 (b) the adjustment warrants we issued in our recent registered direct financings shall become exercisable for 233,964 common shares, (c) we will be required to issue 141,631 common shares to the investor in our August purchase agreement, and (d) the number of common shares issuable upon exercise of the warrant issued to the investor pursuant to the August purchase agreement will be increased by 141,631. We will be required to register these common shares and common shares issuable upon exercise of the warrant issued to the investor pursuant to our August purchase agreement.

             In connection with the asset purchase agreement we entered into with Imation Corp., dated as of August 10, 2015, we issued to Imation a warrant for the purchase of our common shares. If the gross proceeds received by Imation from the sale of our common shares issued to it pursuant to the asset purchase agreement are less than $4.9 million, Imation can exercise the warrant for up to 250,000 common shares for an exercise price of $0.01 per common share such that upon the sale of such common shares issuable upon the exercise of the warrant, Imation has received, together with the gross proceeds received by Imation for the sale of the common shares issued to it pursuant to the asset purchase agreement, equals $4.9 million.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

             In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

            We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

Holders of warrants will have no rights as common shareholder until they acquire our common shares.

            Until you acquire common shares upon exercise of the warrants or adjustable warrant, you will have no rights with respect to our common shares underlying these warrants or adjustable warrants, including rights to dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

Since we have broad discretion in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

            We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. We may use a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses, technologies or products. See “Use of Proceeds.” Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We may not be able to maintain our listing on The NASDAQ Global Market , or trading on this exchange may otherwise be halted or suspended, which may make it more difficult for investors to sell our common shares and consequently may negatively impact the price of our common shares.

            Maintaining the listing of our common shares on The NASDAQ Global Market requires that we comply with certain listing requirements. If our common shares cease to be listed for trading on The NASDAQ Global Market for any reason, it may harm our share price, increase the volatility of our share price, decrease the level of trading activity and make it more difficult for investors to buy or sell our common shares. Our failure to maintain a listing on The NASDAQ Global Market may constitute an event of default under our current and any future indebtedness, which would accelerate the maturity date of such debt or trigger other obligations. In addition, certain institutional investors that are not permitted to own securities of non-listed companies may be required to sell their shares adversely affecting the market price of our common share. If we are not listed on The NASDAQ Global Market or if our public float falls below $75 million or do not otherwise meet the requirements for the use of Form F-3, we will be limited in our ability to file new shelf registration statements on SEC Form F-3 and/or to fully use one or more registration statements on SEC Form F-3. Any such limitations may harm our ability to raise the capital we need.

Risks Related to our Business

If we are unable to generate sufficient cash from operations or raise additional financing, we may be unable to fund our operations.

            We require sufficient cash from operations together with cash from debt, equity or equity based financing, including financing from this offering, to fund our operations as currently conducted. Our available cash and cash equivalents was $5.0 million and our outstanding indebtedness was $29.8 million as of September 30, 2015. Cash forecasts and capital requirements are subject to change as a result of a variety of risks and uncertainties. Cash from operations can change as a result of a variety of factors including changes in sales levels, unexpected increases in product costs, increases in operating costs, and changes to the historical timing of collecting accounts receivable. In addition, we expect to continue to need raise debt, equity and equity-linked financing in the near future, but such financing may not be available on favorable terms on a timely basis or at all. If we are unable to generate sufficient cash from operations or financing sources, we may be forced to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or curtail, suspend or cease planned programs or operations generally or possibly seek bankruptcy protection, which would have a material adverse effect on our business, results of operations, financial position and liquidity.

USE OF PROCEEDS

            We intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. In addition, to the extent that we receive cash upon exercise of the warrants, we currently expect to use that cash for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

DETERMINATION OF OFFERING PRICE

            The offering price for the common shares, the warrants and the adjustable warrants was established through discussions between us and MacFarlane Family Ventures, LLC, and with reference to the closing price of our shares on September 21, 2015 and does not necessarily relate to our asset value, net worth or other established criteria value.

PLAN OF DISTRIBUTION

            We are selling 1,072,961 common shares, warrants to purchase up to 268,240 common shares, and adjustable warrants to purchase up to a maximum of 4,664,589 common shares, together with 268,240 common share issuable upon exercise of the warrants and up to common shares that may become issuable upon the exercise of the adjustable warrants, together with the up to 4,664,589 common shares issuable upon exercise of the adjustable warrants, directly to MacFarlane Family Ventures, LLC and one or more additional investors without a placement agent, underwriter, broker or dealer. The purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant is $2.33. Each warrant has an initial exercise price of $2.33 per common share and each adjustable warrant, to the extent it becomes exercisable, will have an initial exercise price of $0.01 per common share. The common shares, warrants and adjustable warrants will be issued separately but can only be purchased together in this offering. We have entered into a subscription agreement dated September 22, 2015 with the initial purchaser relating to the sale of the common shares, warrants and adjustable warrants, have entered into or will enter into subscription agreements with the additional purchasers, and will upon closing of the offering issue a warrant certificate and an adjustable warrant certificate to such purchasers in the forms filed as exhibits to this prospectus supplement.

            We are not paying underwriting discounts or commissions in connection with the offering. The proceeds to us before expenses were $2,500,000. We estimate the total expenses of the offering were $90,000.

            We have agreed to indemnify each purchaser and certain of their related persons against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which any such indemnified party may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on our part under the subscription agreement and certain other documents, and will reimburse any such indemnified party for all such amounts as they are incurred by such indemnified party.

            Each purchaser could be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and, accordingly, required to comply with the requirements of the Securities Act and the Exchange Act.

            Our transfer agent and registrar in Canada is TMX Equity Transfer Services Inc., located at Suite 300, 200 University Avenue, Toronto, Ontario, M5H 4H1. Our co-transfer agent and registrar in the United States is Continental Stock Transfer & Trust, located at 17 Battery Place, 8th Floor, New York, New York 10004. Our common stock is traded on The NASDAQ Global Market under the symbol “ANY.”

            There is no established public trading market for the warrants or the adjustable warrants, and we do not expect a market to develop.

            The subscription agreement, the form of warrant certificate and the form of adjustable warrant certificate were included as exhibits to a Report of Foreign Issue on Form 6-K that we filed with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

            All purchasers of common shares, warrants and adjustable warrants in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership, conversion or exercise, as the case may be, and disposition of such securities and the ownership and disposition of common shares issuable upon exercise of the warrants and the adjustable warrants in their particular situations.

DESCRIPTION OF WARRANTS

            The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the terms set forth in the Form of Warrant filed as an exhibit to our Report of Foreign Issuer on Form 6-K, which we filed with the SEC in connection with this offering.

Exercise Price and Exercisability

            The exercise price per common share purchasable upon exercise of the warrants is $2.33. If we, at any time while the warrants are outstanding, pay a stock dividend on our common shares or otherwise make a distribution on any class of capital stock that is payable in shares of our common stock, subdivide outstanding shares of our common stock into a larger number of shares or combine the outstanding shares of our common stock into a smaller number of shares, then, the number, class and type of shares available under the warrants and the exercise price will be correspondingly adjusted to give the holder of the warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

            Additionally, if, at any time on or after the date a warrant is issued until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares and related additional warrants that have an exercise price above $0.01 at a price per share that is lower than $2.33 (the purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant), then (a) the initial exercise price for these warrants will be adjusted to equal the exercise price of such additional warrants (if lower) as of the date of the consummation of the additional raise and (b) if the warrant coverage in such financing is greater than 25%, the number of common shares issuable upon exercise of these warrants shall be increased to the product obtained by multiplying the number of common shares issuable upon exercise of this warrant immediately prior to the adjustment by, the quotient obtained by dividing: (x) the number of common shares issuable upon exercise of the additional warrants issued divided by the number of common shares issued in such additional raise to the holders of the additional warrants; by (y) the number of common shares issuable upon exercise of the these warrants immediately prior to the adjustment divided by the number of common shares issued to the warrant holder pursuant to its subscription agreement (aggregated with common shares issuable to the warrant holder pursuant to adjustable warrants) or (c) if the warrant coverage in such financing is less than 25%, the number of common shares issuable upon exercise of these warrants shall be increased to 25% of the quotient obtained by dividing the aggregate purchase price paid by the holder of the warrant under the subscription agreement by the per share purchase price in the additional financing. On November 30, 2015, we entered into subscription and purchase agreements pursuant to which we expect to sell 2,875,000 common shares at a price of $2.00 per share together with warrants with an exercise price of U.S.$2.50 per common share. If that transaction is completed, we expect the number of common shares issuable upon exercise of this warrant to be increased by 981,760 common shares.

            The number of common shares issuable upon the exercise of a warrant shall in no event equal an amount that may constitute, together with any issuance of common shares or warrants pursuant to the subscription agreement or the adjustable warrants or otherwise determined to be aggregated with this offering or such issuance: (x) an amount greater than 19.999% of common shares or voting power of the company, (y) an amount that would constitute a change of control under NASDAQ rules, or (x) an amount that would otherwise trigger a shareholder approval requirement under NASDAQ rules, except with the prior approval of our shareholders.

            Holders may exercise the warrants immediately following their issuance, and the warrants will expire 5 years from the date of issuance. After the close of business on the expiration date, unexercised warrants will become void. Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to us in immediately available funds.

            Upon our receipt of the required payment and the warrant certificate properly completed and duly executed, we will issue and deliver the common shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Transferability

            The warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer.

Voting Rights

            Except by virtue of such holder’s ownership of any of our common shares, the holders of the warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their warrants.

Fundamental Transactions

            If and whenever at any time after the date hereof and prior to the expiration of the warrants we shall (i) subdivide or redivide its then outstanding common shares into a greater number of common shares, (ii) reduce, combine or consolidate our then outstanding common shares into a lesser number of common shares or (iii) issue common shares (or securities exchangeable for or convertible into common shares) to the holders of all or substantially all of our then outstanding common shares by way of a stock dividend or other distribution (any of such events herein called a Common Share Reorganization), then the exercise price of the warrants shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of common shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the exercise price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of common shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of common shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into common shares are distributed, the number of common shares that would be outstanding if such securities were exchanged for or converted into common shares.

            If and whenever at any time after the date hereof and prior to the expiration of the warrants we consummate a capital reorganization or a reclassification or other change in the common shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding common shares or a change of the common shares into other securities), or a transfer of all or substantially all of our undertaking and assets to another corporation or other entity in which the holders of common shares are entitled to receive shares, other securities or other property) (any of such events, excluding, however, a transaction effected solely to change our domicile, being called a Capital Reorganization), after the effective date of the Capital Reorganization each warrant holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the warrants, in lieu of the number of common shares to which the holder was theretofore entitled upon the exercise of the warrants, the kind and aggregate number of common shares and other securities or property resulting from the Capital Reorganization which the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the holder has been the registered holder of the number of common shares to which the holder was theretofore entitled to purchase or receive upon the exercise of the warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of the warrants with respect to the rights and interest thereafter of the holders such that the provisions of the warrants shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the warrants.

DESCRIPTION OF ADJUSTABLE WARRANTS

            The material terms and provisions of the adjustable warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the terms set forth in the Form of Adjustable Warrant to be filed as an exhibit to our Report of Foreign Issuer on Form 6-K, which we expect to file with the SEC in connection with this offering.

Exercise Price

            If the adjustable warrants become exercisable, the initial exercise price will be $0.01 per common share.

            If we, at any time while the adjustable warrants are outstanding, pay a stock dividend on our common shares or otherwise make a distribution on any class of capital stock that is payable in shares of our common stock, subdivide outstanding shares of our common stock into a larger number of shares or combine the outstanding shares of our common stock into a smaller number of shares, then, the number, class and type of shares available under the adjustable warrants and the exercise price will be correspondingly adjusted to give the holder of the adjustable warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the adjustable warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

Exercisability

            The adjustable warrants are not initially not be exercisable for any common shares. If, however, at any time on or after the date an adjustable warrant is issued until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares at a price per share that is lower than $2.33 (the purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant), then the adjustable warrants shall become exercisable for that number of common shares equal to (i) the number of common shares that the investor would have received for its aggregate investment amount had the purchase price for one common share, a warrant to purchase one quarter of one common share and an adjustable warrant been equal to the purchase price per share in the additional equity financing minus (ii) the number of common shares actually purchased by such investor. On November 30, 2015, we entered into subscription and purchase agreements pursuant to which we expect to sell common shares at a price of $2.00 per share. If that transaction is completed, we expect the adjustable warrants will become exercisable for 177,039 common shares.

            The number of common shares issuable upon the exercise of an adjustable warrant shall in no event equal an amount that may constitute, together with any issuance of common shares or warrants pursuant to the subscription agreement or the warrants or otherwise determined to be aggregated with this offering or such issuance: (x) an amount greater than 19.999% of common shares or voting power of the company, (y) an amount that would constitute a change of control under NASDAQ rules, or (x) an amount that would otherwise trigger a shareholder approval requirement under NASDAQ rules, except with the prior approval of our shareholders.

            If the adjustable warrants become exercisable, the holders may exercise the adjustable warrants at any time until March 31, 2016. After the close of business on the expiration date, unexercised adjustable warrants will become void. Holders of the adjustable warrants may exercise the adjustable warrants by delivering the adjustable warrant certificate representing the adjustable warrants to be exercised together with specified information, and paying the required amount to us in immediately available funds.

            Upon our receipt of the required payment and the adjustable warrant certificate properly completed and duly executed, we will issue and deliver the common shares purchasable upon such exercise. If fewer than all of the adjustable warrants represented by the adjustable warrant certificate are exercised, then we will issue a new adjustable warrant certificate for the remaining adjustable amount of warrants.

Transferability

            The adjustable warrants may be transferred at the option of the adjustable warrant holder upon surrender of the adjustable warrants with the appropriate instruments of transfer.

Voting Rights

            Except by virtue of such holder’s ownership of any of our common shares, the holders of the adjustable warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their adjustable warrants.

Fundamental Transactions

            If and whenever at any time after the date hereof and prior to the expiration of the adjustable warrants we shall (i) subdivide or redivide its then outstanding common shares into a greater number of common shares, (ii) reduce, combine or consolidate our then outstanding common shares into a lesser number of common shares or (iii) issue common shares (or securities exchangeable for or convertible into common shares) to the holders of all or substantially all of our then outstanding common shares by way of a stock dividend or other distribution (any of such events herein called a Common Share Reorganization), then the exercise price of the adjustable warrants shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of common shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the exercise price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of common shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of common shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into common shares are distributed, the number of common shares that would be outstanding if such securities were exchanged for or converted into common shares.

            If and whenever at any time after the date hereof and prior to the expiration of the adjustable warrants we consummate a capital reorganization or a reclassification or other change in the common shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding common shares or a change of the common shares into other securities), or a transfer of all or substantially all of our undertaking and assets to another corporation or other entity in which the holders of common shares are entitled to receive shares, other securities or other property) (any of such events, excluding, however, a transaction effected solely to change our domicile, being called a Capital Reorganization), after the effective date of the Capital Reorganization each adjustable warrant holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the warrants, in lieu of the number of common shares to which the holder was theretofore entitled upon the exercise of the adjustable warrants, the kind and aggregate number of common shares and other securities or property resulting from the Capital Reorganization which the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the holder has been the registered holder of the number of common shares to which the holder was theretofore entitled to purchase or receive upon the exercise of the adjustable warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of the adjustable warrants with respect to the rights and interest thereafter of the holders such that the provisions of the adjustable warrants shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the adjustable warrants.

LEGAL MATTERS

            The validity of the common shares offered hereby and certain other legal matters related to the securities offered hereby have been passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2. In addition, certain other legal matters related to the securities offered hereby have been passed upon for us by O’Melveny & Myers LLP, 2765 Sand Hill Rd., Menlo Park, CA 94025.

ANNEX A

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the [•] day of September, 2015 by and among Sphere 3D Corp., an Ontario corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement (including the schedules thereto) and pursuant to an effective registration statement filed pursuant to the 1933 Act (as defined below), the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) up to an aggregate of [•] Common Shares (as defined below), (ii) the Warrants (as defined below) to purchase an aggregate of [•] Common Shares (subject to adjustment) at an exercise price of $2.33 per share (subject to adjustment) and (iii) the Adjustment Warrants (as defined below) to purchase a number of Common Shares to be determined at such time as such Adjustment Warrants become exercisable as set forth therein at an exercise price of $0.01 per share (together, the “Transaction”).

WHEREAS, the Company and any Canadian Investor are executing and delivering this Agreement in reliance upon the Canadian prospectus exemption provided by Section 2.3 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) or Section 73.3 of the Securities Act (Ontario), as applicable, in accordance with Schedule IV hereto.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Adjustment Warrants” means, as to each Investor, a warrant to purchase Common Shares in the form attached hereto as Exhibit A.

“Adjustment Warrant Shares” means the Common Shares issuable upon the exercise of the Adjustment Warrants.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Canadian Investor” means an Investor that is resident in or otherwise subject to the securities laws of a jurisdiction of Canada.

“Canadian Securities Laws” means the securities laws, regulations and rules, and the blanket rulings, policies and written interpretations of and multilateral or national instruments adopted by the securities regulators in each of the provinces and territories of Canada.

“Closing” means the closing of the purchase and sale of the Shares, the Warrants and the Adjustment Warrants on the Closing Date pursuant to Section 3.1 of this Agreement.

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“Closing Date” means the fourth (4th) Trading Day after the date hereof.

“Common Shares” means the common shares in the capital of the Company (no par value).

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which has been listed on Schedule II.

“Nasdaq” means The Nasdaq Global Market.

“OSC” means the Ontario Securities Commission.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prospectus” means the final prospectus filed for the Registration Statement, including (i) the documents incorporated by reference in the Registration Statement, including the documents incorporated by reference in such final prospectus, and (ii) in the case of a Canadian Investor, any additional documentation attached to the final prospectus and communicated to such Canadian Investor for the purposes of effecting sales into Canada.

“Prospectus Supplement” means each supplement to the Prospectus complying with Rule 424(b) of the 1933 Act that is filed with the SEC and delivered by the Company to each Investor prior to the execution and delivery of this Agreement, including (i) the documents incorporated by reference therein; and (ii) in the case of a Canadian Investor, any additional documentation attached to the supplement and communicated to such Canadian Investor for the purposes of effecting sales into Canada.

“Purchase Price” means two U.S. dollars and thirty-three cents ($2.33).

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“Registration Statement” means the effective registration statement on Form F-3 (Commission File No. 333-206357) filed by the Company with the SEC pursuant to the 1933 Act for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the 1933 Act), including (i) all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act; and (ii) in the case of a Canadian Investor, any additional documentation attached to the registration statement and communicated to such Canadian Investor for the purposes of effecting sales into Canada.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Warrants, the Adjustment Warrants, the Warrant Shares and the Adjustment Warrant Shares.

“Shares” means the Common Shares to be purchased by the Investors hereunder.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means a day on which the Common Shares are traded on Nasdaq.

“Transaction Documents” means this Agreement, the Warrants and the Adjustment Warrants.

“Warrants” means, as to each Investor, a warrant to purchase Common Shares in the form attached hereto as Exhibit B.

“Warrant Shares” means the Common Shares issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.     Purchase and Sale of the Shares, the Warrants and the Adjustment Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares, the Warrants representing the right to purchase Warrant Shares and the Adjustment Warrants representing the right to purchase Adjustment Warrant Shares in the respective amounts set forth on Schedule I attached hereto.

3.     Closing.

3.1     Closing. The Closing of the purchase and sale of the Shares, the Warrants and the Adjustment Warrants shall take place on the Closing Date at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, CA 94111, or at such other location and on such other date as the Company and the Investors shall mutually agree.

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3.2     Closing Deliverables.

(a)     At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)     evidence that the number of Shares set forth next to such Investor’s name on Schedule I attached hereto have been recorded in the name of such Investor as beneficial owner on the records of the Company’s transfer agent, TMX Equity Transfer Services Inc., in Canada, for Canadian Investors, or Continental Stock Transfer & Trust, in the United States, for all other Investors;

(ii)    a Warrant registered in the name of such Investor to purchase up to a number of Warrants Shares, with an exercise price equal to $2.33, set forth next to such Investor’s name on Schedule I attached hereto; and

(iii)   an Adjustment Warrant registered in the name of such Investor to purchase a number of Common Shares to be determined at such time as such Adjustment Warrants become exercisable as set forth therein at an exercise price of $0.01 per share.

(b)     At the Closing, each Investor shall deliver or cause to be delivered to the Company the aggregate amount to be paid for the Shares, the Warrants and the Adjustment Warrants purchased by such Investor hereunder, as set forth next to such Investor’s name on Schedule I attached hereto, in United States dollars and in immediately available funds by wire transfer to the account specified in writing by the Company.

4.     Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

4.3     Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

4.4     Authorization. The Company has the corporate power and authority to enter into this Agreement and has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.5     Capitalization. The authorized capital of the Company consists of an unlimited number of Common Shares, as set forth in the SEC Filings and in the Articles of Amalgamation of the Company, as amended and as in effect as of the date of this Agreement (the “Articles of Amalgamation”). All of the issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable provincial, state and federal securities law and any rights of third parties. Except as described in the SEC Filings or described in Schedule III, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable provincial, state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the SEC Filings or described in Schedule III, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind. Except as described or listed in the SEC Filings there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC Filings, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

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Except as described in the SEC Filings, the issuance and sale of the Securities hereunder will not obligate the Company to issue Common Shares or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described in the SEC Filings, the Company does not have outstanding shareholder purchase rights, a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

As of June 30, 2015 and prior to giving effect to the Transaction, there were (i) 37,289,839 Common Shares issued and outstanding, (ii) 3,182,569 Common Shares issuable upon exercise of outstanding warrants, (iii) 3,030,357 Common Shares issuable upon exercise of outstanding options and (iv) 169,880 outstanding restricted stock units.

4.4     Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws (including, in the case of the Canadian Investors, the restrictions set forth in Schedule IV hereto). The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants and full payment for the exercise price thereof, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of Common Shares for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Adjustment Warrants have been duly and validly authorized. Upon the due exercise of the Adjustment Warrants and full payment for the exercise price thereof, the Adjustment Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of Common Shares for issuance upon the exercise of the Warrants and the Adjustment Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Securities are being issued pursuant to the Registration Statement and the issuance of the Securities will be registered by the Company pursuant to the 1933 Act. The Company has prepared and filed the Registration Statement with the SEC in accordance with the provisions of the 1933 Act. The Registration Statement is effective pursuant to the 1933 Act and available for the issuance of the Securities thereunder and the Company has not received any written notice that the SEC has issued or intends to issue a stop-order or other order with respect to the Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Registration Statement permits the issuance of the Securities hereunder. Upon receipt of the Shares, the Warrants and the Adjustment Warrants and, upon exercise of the Warrants and/or exercise of the Adjustment Warrants, the Warrant Shares and/or the Adjustment Warrant Shares, respectively, the Investors will have good and marketable title to such Securities and the Warrant Shares and/or the Adjustment Warrant Shares will be immediately freely tradable on Nasdaq (subject to applicable securities laws, and the restrictions set forth in the Warrants and Adjustment Warrants). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of a registration statement on Form F-3 (“Form F-3”) pursuant to the 1933 Act for the offering and sale of the Securities contemplated by this Agreement, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the 1933 Act. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the 1933 Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) relating to any of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act). The Company (i) has not distributed any offering material in connection with the offering and sale of any of the Securities and (ii) until no Investor holds any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities to, or by, the Investors, in each case, other than the Registration Statement, the Prospectus, the Prospectus Supplements or any amendment or supplement thereto required pursuant to applicable law or the Transaction Documents. In accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc.’s Manual, the offering of the Securities has been registered with the SEC on Form F-3 pursuant to the 1933 Act pursuant to the standards for Form F-3 in effect prior to October 21, 1992, and the Securities are being offered pursuant to Rule 415 of the 1933 Act.

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4.5     Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable provincial and state securities laws and post-sale filings pursuant to applicable provincial, state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, and, in the case of each Canadian Investor, Schedule IV hereto, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, (iii) the issuance of the Adjustment Warrant Shares upon due exercise of the Adjustment Warrants, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Articles of Amalgamation or the Company’s Bylaw No. 1, as amended and as in effect as of the date of this Agreement (the “Bylaws”), that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

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4.6     Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 40-F for the fiscal year ended December 31, 2014 (as amended prior to the date hereof, the “40-F”), and all other reports filed or furnished by the Company pursuant to Sections 13(a), 13(e), 14 and 15(d) of the 1934 Act since July 7, 2014 (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7     Use of Proceeds. The net proceeds of the sale of the Shares, the Warrants and the Adjustment Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

4.8     No Material Adverse Change. Since December 31, 2014, except as described in the SEC Filings, there has not been:

(i)     any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 6-K dated August 13, 2015, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)    any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)   any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv)    any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v)     any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

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(vi)    any change or amendment to the Articles of Amalgamation (other than in connection with the transactions contemplated hereby) or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii)   any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii)  any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix)    the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x)     the loss or, to the Company’s Knowledge, threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)    any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9     SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10    No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Articles of Amalgamation or the Bylaws (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (i)(b) and (ii) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.11    Tax Matters. The Company and each Subsidiary has prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened in writing against the Company or any Subsidiary or any of their respective assets or property. Except as described in the SEC Filings, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

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4.12    Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Section 4.15 hereof) owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13    Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14    Labor Matters.

(a)     Except as set forth in the SEC Filings, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)     (i) There are no labor complaint, grievance, disputes or arbitration existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the Ontario Labour Relations Board, the National Labor Relations Board or any other federal, provincial, state or local labor commission or tribunal relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)     The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Human Rights Code, the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of the Human Rights Code, Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, provincial, state or local Law, statute or ordinance barring discrimination in employment.

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(d)     To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of its employees as independent contractors or leased employees prior to the Closing.

4.15    Intellectual Property. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as described in the SEC Filings as being owned or licensed by them, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. Except as described in the SEC Filings, (i) to the Company’s Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company as described in the SEC Filings or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, (ii) there is no pending or, to the Company’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company or any Subsidiary or claiming that the use of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party, and (iii) to the Company’s Knowledge, the use by the Company or any Subsidiary of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

4.16    Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17    Litigation. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened, except (i) as described in the SEC Filings or (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2014 has been the subject of any action involving a claim of violation of or liability under federal, provincial, or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the OSC (or any other Canadian securities regulatory authority) or SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

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4.18    Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto). Except as set forth in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19    Insurance Coverage. The Company and each Subsidiary maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.

4.20    Compliance with Nasdaq Continued Listing Requirements. Except as disclosed in the SEC Filings, (i) the Company is in compliance with applicable Nasdaq continued listing requirements, (ii) there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Shares on Nasdaq, and (iii) the Company has not received any currently pending notice of the delisting of the Common Shares from Nasdaq.

4.21    Brokers and Finders. No Person, including, without limitation, any Investor or any current holder of Common Shares, will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.22    No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5 hereof, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, which are or will be integrated with this offering of the Securities hereunder in a manner that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.23    Private Placement. Assuming the accuracy of the Canadian Investors’ representations and warranties set forth in Schedule IV hereto, the offer and sale of the Securities to the Canadian Investors as contemplated hereby is exempt from the prospectus requirement under applicable Canadian Securities Laws.

4.24    Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has, on behalf of the Company or any Subsidiary or in connection with their respective businesses, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds, (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (iv) made any false or fictitious entries on the books and records of the Company or any Subsidiary, or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

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4.25    Transactions with Affiliates. Except as disclosed in the SEC Filings and except as would not be required to be disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.26    Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.27    Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Each of the Investors acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4. Each of the Investors further acknowledges and agrees that neither the Company nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information received by any such Investor which constitutes or may be deemed to constitute a projection, estimate or other forecast and certain business plan information, except that such information was prepared in good faith and based upon assumptions that the Company believes to have been reasonable at the time such information, if any, was provided to the applicable Investor.

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5.     Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1     Organization and Existence. Such Investor is a corporation, limited partnership or limited liability company, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

5.2     Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3     Consents. All consents, approvals, orders and authorizations required on the part of such Investor in connection with the execution, delivery or performance of each Transaction Document and the consummation of the transactions contemplated hereby and thereby have been obtained and are effective as of the date hereof.

5.4     Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee, trustee, representative or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same and has no arrangement or understanding with any other Persons regarding the distribution of such Securities in violation of the 1933 Act or any applicable federal, provincial or state securities law without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal, provincial and state securities laws. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.5     Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.6     Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

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5.7     Accredited Investor. (i) In the case of a non-Canadian Investor, such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, or (ii) in the case of a Canadian investor, has completed, executed and delivered to the Company the form attached hereto as Schedule IV. Such Investor was not organized for the specific purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Each Canadian Investor shall complete, execute and deliver to the Company the form attached hereto as Schedule IV.

5.8     Legends. It is understood that certificates evidencing the Securities may bear a legend in accordance with Canadian Securities Laws in substantially the form set out in Schedule IV hereto and, in the event that no physical certificates bearing such legend are issued, written notice of the legend restriction under applicable Canadian Securities Laws is hereby provided.

5.9     Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.10    Prohibited Transactions. Since the such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby through the public announcement of the Transaction, neither such Investor nor any Affiliate of such Investor which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (c) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect, or will directly or indirectly effect, any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Shares, granted any other right (including, without limitation, any put or call option) with respect to the Common Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Common Shares or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.10 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.10.

5.11    Beneficial Ownership. Immediately following such Investor’s purchase of the Securities hereunder, such Investor, together with its Affiliates, will not beneficially own or be deemed the beneficial owner of more than 9.9999% of all such Common Shares and other voting securities of the Company. For the purposes of this Section 5.11, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act.

The Company acknowledges and agrees that each Investor has not made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in this Section 5 and, in the case of each Canadian investor, Schedule IV hereto.

6.     Conditions to Closing.

6.1     Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares, the Warrants and the Adjustment Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

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(a)     The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date as so qualified, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date as so qualified, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)     The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)     The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares, the Warrant Shares and the Adjustment Warrant Shares on Nasdaq, a copy of which shall have been provided to the Investors.

(d)     No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)     The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 6.1.

(f)     The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company or any duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Amalgamation and Bylaws and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)     The Investors shall have received an opinion from O’Melveny & Myers LLP, U.S. special counsel to the Company, and an opinion from Stikeman Elliott LLP, Canadian special counsel to the Company, each dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(h)     No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Shares.

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6.2     Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares, the Warrants and the Adjustment Warrants at Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)     The representations and warranties made by the Investors in Section 5 hereof and, in the case of Canadian Investors, Schedule IV hereto, other than the representations and warranties contained in Sections 5.4, 5.5, 5.6, 5.7, and 5.8 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date; and

(b)     The Investors shall have delivered the Purchase Price to the Company.

6.3     Termination of Obligations to Effect Closing; Effects.

(a)     The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)     Upon the mutual written consent of the Company and the Investors;

(ii)     By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)     By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)    By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to [•];

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)     In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.     Covenants and Agreements.

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7.1     Reservation of Common Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of providing for the exercise of the Warrants and the Adjustment Warrants, such number of Common Shares as shall from time to time equal the Warrant Shares and the Adjustment Warrant Shares issuable from time to time.

7.2     No Conflicting Agreements. Prior to the Closing, the Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3     Compliance with Laws. The Company will comply in all material respects with all laws, rules, regulations, orders and decrees of all governmental authorities applicable to this Agreement and the transactions contemplated hereby.

7.4     Listing of Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares, the Warrant Shares and the Adjustment Warrant Shares to be listed on Nasdaq no later than the Closing Date. Further, if the Company applies to have its Common Shares or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares, the Warrant Shares and the Adjustment Warrant Shares and will take such other action as is necessary to cause such Common Shares to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Shares on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.5     Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

7.6     Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

8.     Survival and Indemnification.

8.1     Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the expiration of the applicable statute of limitations.

8.2     Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements (subject to Section 8.3 below) and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

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8.3     Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The Company will not be liable to any indemnified party under this Agreement (x) for any settlement by such indemnified party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, or (y) for any Losses incurred by such indemnified party which a court of competent jurisdiction determines in a final judgment which is not subject to further appeal are solely attributable to (A) a breach of any of the representations, warranties, covenants or agreements made by such indemnified party under this Agreement or in any other Transaction Document or (B) the fraud, gross negligence or willful misconduct of such indemnified party.

9.     Miscellaneous.

9.1     Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, amalgamation, consolidation, share exchange or similar business combination transaction in which the Common Shares is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Common Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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9.2     Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4     Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by electronic mail, telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (a) receipt of such notice by the recipient or (b) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Sphere 3D Corp.
9112 Spectrum Center Boulevard
San Diego, California 92123
Attention:	Kurt Kalbfleisch, Chief Financial Officer
Fax:	(858) 495-4267

With a copy to:

O’Melveny & Myers LLP
2756 Sand Hill Road
Menlo Park, California 94025
Attention:	Warren T. Lazarow, Esq.
Paul L. Sieben, Esq.
Fax:	(650) 473-2601

If to the Investors:

[__________________]
[__________________]
[__________________]
[__________________]

9.5     Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, regardless of whether the transactions contemplated hereby are consummated. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

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9.6     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7     Securities Laws Disclosure; Publicity. The Company and each Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and, except as may be required by law, neither the Company nor any Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Nasdaq, without the prior written consent of such Investor, except (i) in any press release disclosing the material terms of the transactions contemplated hereby, (ii) the filing of this Agreement (including the signature pages hereto), any Prospectus Supplement, any filings required to be made with the OSC and the Form 6-K with the SEC, and (iii) to the extent such disclosure is required by law or any Nasdaq regulations, in which case (subject, in the case of Canadian Investors, to agreements and notices already made and acknowledged in Schedule IV hereto) the Company shall provide the Investors with prior notice of such disclosure permitted under this subclause (iii).

9.8     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9     Entire Agreement. This Agreement, including the Exhibits and the Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10    Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (except to the extent the provisions of the Business Corporations Act (Ontario) would be mandatorily applicable to the issuance of the Shares, the Warrants, the Adjustment Warrants, the Warrant Shares or the Adjustment Warrant Shares). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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9.12    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	SPHERE 3D CORP.

By:
Name: Eric L. Kelly
Title: Chief Executive Officer

[Signature Page to Sphere 3D Subscription Agreement]

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The Investors:

By:
Name:
Title:

Address for Notice:

Fax:

Investor Aggregate Purchase Price:	US$

[Signature Page to Sphere 3D Subscription Agreement]

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Schedule I

Purchase and Sale of Shares and Warrants

Name	Number of Shares	Number of Warrant Shares	Aggregate Purchase Price
US$

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Schedule II

Material Contracts

•	Surplus Escrow Agreement dated December 20, 2012.

•	Value Escrow Agreement dated December 20, 2012.

•	Voting Agreements each dated July 15, 2013 between Eric L. Kelly and various shareholders of the Company.

•	Board Nomination Right Agreement dated July 15, 2013 between Eric L. Kelly and the Company.

•	Warrant Indenture Agreement dated November 12, 2013 between Equity Financial Trust Company and the Company.

•	Asset Purchase Agreement dated February 11, 2014 by and among V3 Systems, V3 Systems Holdings, Inc. and Sphere 3D.

•	Warrant Indenture dated June 5, 2014 between the Company and Equity Financial Trust Company.

•	Convertible Debenture dated December 1, 2014 between the Company and FBC Holdings S.A.R.L. for $19.5 million.

•	Escrow Agreement dated December 1, 2014 between the Company and Continental Stock Transfer and Trust Company.

•	Revolving Credit Agreement dated December 30, 2014 between the Company, Overland Storage, Inc. and FBC Holdings S.A.R.L., as amended.

•	Amended and Restated Loan and Security Agreement dated December 31, 2014 between Overland, Tandberg Data GmbH, Sphere 3D, and Silicon Valley Bank, as amended.

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Schedule III

SVB Credit Facility

Pursuant to that certain Amended and Restated Loan and Security Agreement, dated December 31, 2014, by and among Overland Storage, Inc., Tandberg Data GmbH, the Company, and Silicon Valley Bank, the stock of V3 Systems Holdings, Inc., Sphere 3D Inc., Frostcat Technologies Inc., Overland Storage, Inc., Tandberg Data Corporation, Zetta Systems, Inc. and Tandberg Data GmbH have been pledged as collateral.

FBC Facilities

Pursuant to the Revolving Credit Agreement dated as of December 31, 2014 among Sphere 3D Corp., Overland Storage, Inc. and Sphere 3D Corp., (i) the stock of V3 Systems Holdings, Inc., Sphere 3D Inc., Frostcat Technologies Inc., Overland Storage, Inc., Tandberg Data Corporation, and Zetta Systems, Inc. and (ii) 65% of the stock of Overland Storage (Europe) Limited, Overland Storage Sarl, Overland Storage GmbH, Overland Technologies Luxembourg Sarl have been pledged as collateral.

Pursuant to the 8% Senior Secured Convertible Debenture due March 31, 2018 by Sphere 3D Corp. in favor of Sphere 3D Corp., (i) the stock of V3 Systems Holdings, Inc., Sphere 3D Inc., Frostcat Technologies Inc., Overland Storage, Inc., Tandberg Data Corporation, and Zetta Systems, Inc. and (ii) 65% of the stock of Overland Storage (Europe) Limited, Overland Storage Sarl, Overland Storage GmbH, Overland Technologies Luxembourg Sarl have been pledged as collateral.

Preferred Equity Certificates

Preferred Equity Certificates, dated June 30, 2014, issued by Tandberg Data Holdings S.à r.l. to Overland Technologies Luxembourg S.à r.l., as holder, having a par value of $17,000,000.

Preferred Equity Certificates, dated June 30, 2014, issued by Overland Technologies Luxembourg S.à r.l. to Overland Storage, Inc., as holder, having a par value of $17,000,000.

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Schedule IV

Special Conditions for Canadian Investors

(Alberta, British Columbia, Ontario, Québec)

This Schedule IV, including Annex IV-1 annexed hereto, are to be completed and executed by any Investor who is a Canadian Investor, being an Investor resident in or otherwise subject to the securities laws of a jurisdiction of Canada. The Company and the Canadian Investors are executing and delivering this Agreement in reliance upon the Canadian prospectus exemption provided by Section 2.3 of NI 45-106 or Section 73.3 of the Securities Act (Ontario), as applicable.

This Schedule IV, including Annex IV-1 annexed hereto, forms part of the Subscription Agreement to which it is attached (the “Agreement”) and the Investor is otherwise subject to the terms and conditions specified in such Agreement. Terms not otherwise defined herein have the meanings attributed to them in the Agreement.

1.     Acknowledgments of the Investor

The Investor acknowledges that:

(a)     AN INVESTMENT IN THE SECURITIES IS NOT WITHOUT RISK AND THE INVESTOR MAY LOSE ITS ENTIRE INVESTMENT;

(b)     The Company may complete additional financings in the future in order to develop the business of the Company and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Company, including the Investor;

(c)     The offer, sale and issuance of the Securities is exempt from the prospectus requirements of Canadian Securities Laws and, as a result: (i) the Investor may not receive information that would otherwise be required under Canadian Securities Laws or be contained in a prospectus prepared in accordance with Canadian Securities Laws, (ii) the Investor is restricted from using most of the protections, rights and remedies available under Canadian Securities Laws, including statutory rights of rescission or damages , and (iii) the Company is relieved from certain obligations that would otherwise apply under Canadian Securities Laws;

(d)     No prospectus has been filed with any Regulator in connection with the Transaction and no Regulator has made any finding or determination as to the merit for investment in, or made any recommendation or endorsement with respect to, the Securities. As used in this Schedule, “Regulator” means (i) any governmental or public entity department, court, commission, board, bureau, agency or instrumentality, (ii) any quasi-governmental, self-regulatory or private body exercising any regulatory authority and (iii) any stock exchange;

(e)     The Company is required to file a report of trade with all applicable Regulators containing personal information about Investors of the Securities. This report of trade will include the full name, residential address and telephone number of each Investor, the number and type of Securities purchased, the total purchase price paid for such Securities, the date of the Closing and the prospectus exemption relied upon under Canadian Securities Laws to complete such purchase. In Ontario, this information is collected indirectly by the OSC under the authority granted to it under, and for the purposes of the administration and enforcement of, the securities legislation in Ontario. Any Investor may contact the Administrative Support Clerk at the OSC at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8 or by telephone at (416) 593-3684 for more information regarding the indirect collection of such information by the OSC. The Company may also be required pursuant to Canadian Securities Laws to file this Agreement on SEDAR. By completing this Agreement, the Investor authorizes the indirect collection of the information described in this Section 1(e) by all applicable Regulators and consents to the disclosure of such information to the public through (i) the filing of a report of trade with all applicable Regulators and (ii) the filing of this Agreement on SEDAR.

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(f)     The Securities are being offered on a “private placement” basis and will be subject to resale restrictions under Canadian Securities Laws, and the Company may make a notation on its records or give instructions to any transfer agent of the Shares in order to implement such resale restrictions;

(g)     The physical certificates representing the Securities (and any replacement certificate issued prior to the expiration of the applicable hold periods), if any, will bear a legend in accordance with Canadian Securities Laws in substantially the following form and, in the event that no physical certificates are issued, the below constitutes written notice of the legend restriction under applicable Canadian Securities Laws:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT DISTRIBUTION DATE].”

2.     Representations and Warranties of the Investor

The Investor represents and warrants as follows to the Company at the date of this Agreement and at the Closing Date and acknowledges and confirms that the Company is relying on such representations and warranties in connection with the offer, sale and issuance of the Securities to the Investor:

(a)     THE INVESTOR HAS KNOWLEDGE IN FINANCIAL AND BUSINESS AFFAIRS, IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE SECURITIES, AND IS ABLE TO BEAR THE ECONOMIC RISK OF SUCH INVESTMENT EVEN IF THE ENTIRE INVESTMENT IS LOST;

(b)     The Investor has not been provided with a prospectus, an offering memorandum (other than the Canadian Offering Memorandum incorporating the Prospectus and the Prospectus Supplement (in each case, in final form) and remitted to the Investor) or any other document in connection with its subscription for Securities and the decision to subscribe for Securities and execute this Agreement has not been based upon any verbal or written representation made by or on behalf of the Company or any employee or agent of the Company;

(c)     The distribution of the Securities has not been made through, or as a result of, and is not being accompanied by, (i) a general solicitation, (ii) any advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television , or (iii) any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(d)     The Investor is eligible to purchase the Securities pursuant to an exemption from the prospectus requirements of Canadian Securities Laws. The Investor has completed and delivered to the Company the Canadian Investor Certificate annexed to this Schedule IV as Annex IV-1, evidencing the Investor's status and criteria for reliance on the relevant prospectus exemption under Canadian Securities Laws and: (i) confirms that it complies with the criteria for reliance on the prospectus exemption and the truth and accuracy of all statements made in such certificate as of the date of this Agreement and as of the Closing Date; (ii) understands that the Company is required to verify that the Investor satisfies the relevant criteria to qualify for the prospectus exemption; and (iii) may be required to provide additional information or documentation to evidence compliance with the prospectus exemption.

S-A-28

(e)     The Investor is resident in the province of Alberta, British Columbia, Ontario or Québec, and, where required, is purchasing the Securities as principal;

(f)     The Investor has been independently advised as to and is aware of the resale restrictions under Canadian Securities Laws with respect to the Securities;

(g)     The Investor has obtained such legal and tax advice as it considers appropriate in connection with the offer, sale and issuance of the Securities and the execution, delivery and performance by it of this Agreement and the transactions contemplated by the Transaction Documents. The Investor is not relying on the Company, its affiliates or its counsel in this regard;

(h)     None of the funds that the Investor is using to purchase the Securities are to the knowledge of the Investor, proceeds obtained or derived, directly or indirectly, as a result of illegal activities;

(i)     No Person has made any oral or written representations to the Investor: (i) that any Person will resell or repurchase; (ii) that any Person will refund the purchase price of the Securities; or (iii) as to the future value or price of any of the Securities;

(j)     The funds representing the aggregate Purchase Price advanced by the Investor are not proceeds of crime as defined in the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”). To the Investor's knowledge none of the subscription funds to be provided by the Investor (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada or any other applicable jurisdiction, or (ii) are being tendered on behalf of a person or entity (A) with whom the Company would be prohibited from dealing with under applicable money laundering, terrorist financing, economic sanctions, criminal or other similar laws or regulations or (B) who has not been identified to the Investor. The Investor acknowledges that the Company may in the future be required by law to disclose the Investor's name and other information relating to this Agreement and the Investor's subscription hereunder, on a confidential basis pursuant to the PCMLTFA or other laws or regulations and shall promptly notify the Company if the Investor discovers that any of the foregoing representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

3.     Covenants of the Investor

(a)     The Investor will comply with Canadian Securities Laws concerning the subscription, purchase, holding and resale of the Securities and will consult with its legal advisers with respect to complying with resale restrictions under Canadian Securities Laws with respect to the Securities. Resale restrictions may apply to resales of the Securities outside of Canada.

(b)     The Investor will execute, deliver, file and otherwise assist the Company in filing any reports, undertakings and other documents required under Canadian Securities Laws in connection with the offer, sale and issuance of the Securities.

4.     Language

S-A-29

The Investor confirms its express wish that this Agreement (including all Schedules and Annexes), the Transaction Documents and all related documents be drafted in English. L’acquéreur confirme sa volonté expresse que la présente convention (y compris toutes les annexes et tous les appendices), les « Transaction Documents » décrits à la présente convention, ainsi que tous les documents et contrats s'y rapportant directement ou indirectement soient rédigés en anglais.

[Signature page follows]

S-A-30

The Investor:	[___________________________]

By:
Name:
Title:

[Annex IV-1 on next page]

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Annex IV-1

Canadian Investor Certificate
(annex to Schedule IV (Special Conditions for Canadian Investors))

TO:	SPHERE 3D CORP. (THE “ISSUER”)

I.	REPRESENTATIONS AND WARRANTIES

Reference is made to the Subscription Agreement between, the Issuer and the undersigned (referred to herein as the “Investor”) dated as of the date hereof (the “Agreement”). Upon execution of this Canadian Investor Certificate by the Investor, this Canadian Investor Certificate shall be incorporated into and form a part of the Agreement with respect to such Investor. Terms not otherwise defined herein have the meanings attributed to them in the Agreement (including Schedule IV thereto) and in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”). All monetary references in this Annex IV-1 are in Canadian dollars.

In connection with the purchase of the Securities by the Investor, the Investor hereby represents, warrants and certifies to the Issuer that the Investor:

(i)	is purchasing the Securities as principal;

(ii)	is resident in or is subject to the laws of the Province or Territory of (check one):

[ ] Alberta	[ ] Northwest Territories	[ ] Prince Edward Island
[ ] British Columbia	[ ] Nova Scotia	[ ] Quebec
[ ] Manitoba	[ ] Nunavut	[ ] Saskatchewan
[ ] Newfoundland and Labrador	[ ] Ontario	[ ] Yukon
[ ] New Brunswick

(iii)	has not been provided with any offering memorandum in connection with the purchase of the Securities; and

(iv)

is an “accredited investor” (as defined in NI 45-106 and/or Section 73.3 of the Securities Act (Ontario), as applicable), and falls within the category(ies) of accredited investor (check all applicable exemptions):

[ ]	1.	a financial institution,
[ ]	2.	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
[ ]	3.	a subsidiary of any person referred to in paragraphs (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
[ ]	4.	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
[ ]	5.	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (4),
[ ]	6.	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of alimited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

S-A-32

[ ]	7.	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
[ ]	8.	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec,
[ ]	9.	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
[ ]	10.	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,
[ ]	11.	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000,
		[ ] - Please mark to indicate that you have returned an executed copy of Form 45-106F9 (attached to this Certificate)
[ ]	12.	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,
[ ]	13.	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,
		[ ] - Please mark to indicate that you have returned an executed copy of the Risk Acknowledgement Form 45-106F9 (attached to this Certificate)
[ ]	14.	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,
		[ ] - Please mark to indicate that you have returned an executed copy of the Risk Acknowledgement Form 45-106F9 (attached to this Certificate)

[ ]	15.	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (15),
[ ]	16.	an investment fund that distributes or has distributed its securities only to
		(i) a person that is or was an accredited investor at the time of the distribution,
		(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment) of NI 45-106, or 2.19 (Additional investment in investment funds) of NI 45-106, or
		(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106,
[ ]	17.	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,
[ ]	18.	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

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[ ]	19.	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
[ ]	20.	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,
[ ]	21.	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (10) in form and function,
[ ]	22.	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,
[ ]	23.	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
[ ]	24.	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor,
[ ]	25.	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

AS USED IN THIS ANNEX IV-1, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

"control person" means

in Ontario, Alberta, Newfoundland and Labrador, Nova Scotia and Saskatchewan:

(a)

a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or company holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(b)

each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

in British Columbia and New Brunswick:

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(a)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(b)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;]

in Prince Edward Island, Northwest Territories, Nunavut and the Yukon:

(a)

a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a person holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(b)

each person in a combination of persons acting in concert by virtue of an agreement, arrangement, commitment or understanding, who holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

in Quebec:

(a)

a person that, alone or with other persons acting in concert by virtue of an agreement, holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer. If the person, alone or with other persons acting in concert by virtue of an agreement, holds more than 20% of those voting rights, the person is presumed to hold a sufficient number of the voting rights to affect materially the control of the issuer; and

in Manitoba

(a)	a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer,

(b)

each person or company, or combination of persons or companies acting in concert by virtue of an agreement, arrangement, commitment or understanding, that holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(c)

a person or company, or combination of persons or companies, that holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, unless there is evidence that the holding does not affect materially the control of the issuer;

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"director" means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

"eligibility adviser" means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)

have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons (as such term is defined in applicable securities legislation), and

(ii)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons (as such term is defined in applicable securities legislation) within the previous 12 months;

"executive officer" means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

"financial assets" means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

"financial institution" means,

(a)	other than in Ontario,

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(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act,

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada; or

(iii)	a Schedule III bank,

(b)	and in Ontario,

(i)	a bank listed in Schedule I, II or III to the Bank Act (Canada);

(ii)	an association to which the Cooperative Credit Association Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or

(iii)

a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be.

"founder" means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

"investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

"person" includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

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“offering memorandum” means a document, together with any amendments to that document, purporting to describe the business and affairs of an issuer that has been prepared primarily for delivery to and review by a prospective purchaser so as to assist the prospective purchaser to make an investment decision in respect of securities being sold in a distribution to which section 53 of the Securities Act (Ontario) would apply but for the availability of one or more exemptions contained in Ontario securities laws, but does not include a document setting out current information about an issuer for the benefit of a prospective purchaser familiar with the issuer through prior investment or business contacts,

"related liabilities" means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

"spouse" means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Interpretation

In this Annex IV-1, a person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

S-A-38

Certified at ________________________this, ____________________________. .
By:
Witness	Name:
Title:

S-A-39

Form 45-106F9
Form for Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITYHOLDER
1. About your investment
Type of securities: Common Shares, Warrants	Issuer:
Purchased from: Sphere 3D Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE INVESTOR
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of: ______________________________________________________
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement). The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
• Your net income before taxes was more than C$200,000 in each of the 2 most recent calendar years, and you expect it to be more than C$200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
Your initials
• Your net income before taxes combined with your spouse’s was more than C$300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than C$300,000 in the current calendar year.
• Either alone or with your spouse, you own more than C$1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than C$5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and your signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):

S-A-40

Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY
6. For more information about this investment, contact:
Sphere 3D Corp.
Investor Contact:
MKR Group Inc.
Todd Kehrli or Jim Byers
+1 323/468-2300

     For more information about prospectus exemptions, contact your local securities regulator.
You can find contact information at www.securities-administrators.ca.

S-A-41

ANNEX B

FORM OF WARRANT

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT DISTRIBUTION DATE].

Void after 5:00 p.m. (New York City time) on the Expiry Date.

WARRANT

For the purchase of Common Shares of

SPHERE 3D CORP.
(Organized under the laws of the Province of Ontario, Canada)

Number of Warrants: [•]	Warrant Certificate No. [•]

This is to certify that, for value received, [name of holder], [address of holder] (the "Holder"), shall have the right to purchase from Sphere 3D Corp. (the "Corporation"), at any time and from time to time up to 5:00 p.m. (New York City time) (the "Expiry Time") on [__]1, 2020 (the "Expiry Date"), as amended herein, one fully paid and non-assessable common share in the capital of the Corporation (a "Common Share") for each Warrant (individually, a "Warrant") represented hereby at a price of US$2.33 per Common Share (the "Exercise Price"), upon and subject to the terms and conditions set forth herein. This Warrant is one of the Warrants to purchase Common Shares issued pursuant to that certain Subscription Agreement, dated as of [•], by and among the Company and the investors (the "Investors") referred to therein (the "Purchase Agreement").

1.     For the purposes of this Warrant Certificate, the term "Common Shares" means common shares without par value in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under section 8 hereof, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.

2.     All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3.     All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4.     The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

_________________________

1 5 year anniversary of date of issuing the warrant.

S-B-1

(a)	duly completing and executing a subscription substantially in the form attached as Schedule "A" (the "Subscription Form"), in the manner therein indicated; and

(b)

surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at 9112 Spectrum Center Boulevard, San Diego, California, 92123, together with payment of the purchase price for the Common Shares subscribed for in the form of certified cheque, money order or bank draft payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for (“Aggregate Exercise Price”).

5.     Upon delivery and payment as set forth in section 4, the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares, or to a non-transferable written acknowledgement of the right to obtain a certificate. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) Business Days (as defined below) of such delivery and payment as set forth in section 4 or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation; provided, however, if the transfer agent for the Common Shares is participating in DTC Fast Automated Securities Transfer Program (the “DTC Program”) and the Common Shares to be delivered to the Holder pursuant to this Section 5 are eligible to participate in the DTC Program, the Corporation will cause the transfer agent to credit such aggregate number of Common Shares to which the Holder is entitled pursuant to this Section 5 to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. Notwithstanding any adjustment provided for in section 8 hereof, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued. As used in this Warrant Certificate, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Toronto (Ontario) are open for the general transaction of business.

6.     The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

7.     The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to sections 8 and 9 hereof. The Corporation further covenants and agrees that while any of the Warrants shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it; and (b) use its commercially reasonable efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8.	(a)	For the purpose of this section 8, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:

S-B-2

"Current Market Price" of the Common Shares at any date means the price per share equal to the Weighted Average Price (as defined below) of the Common Shares have traded on the Nasdaq Global Market or, if the Common Shares are not then listed on the Nasdaq Global Market, on such other stock exchange on which the shares trade as may be selected by the directors of the Corporation for such purpose (collectively, “Nasdaq”); and

"director" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

(b)

If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

(c)

If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property) (any of such events, excluding, however, a transaction effected solely to change the domicile of the Corporation, being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of Common Shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder such that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant Certificate.

S-B-3

(d)

If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in sections 8 (b) or (c) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this section 8, then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(e)

If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this section 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

9.     The following rules and procedures shall be applicable to the adjustments made pursuant to section 8:

(a)

any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of section 8, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)

no adjustment in the Exercise Price (unless pursuant to section 19) or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this section 9(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

S-B-4

(c)

the adjustments provided for in section 8 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such section;

(d)

if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(e)

as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(f)

forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(g)

any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to section 8 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder;

(h)

any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants under the terms of this Warrant Certificate shall be subject to the prior approval of Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable); and

(i)

in case the Corporation, after the date of issue of this Warrant Certificate, takes any action affecting the Common Shares, other than an action described in Section 8, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

10.    At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in section 8 herein, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof.

11.    On the happening of each and every such event set out in section 8 and section 19, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

S-B-5

12.    The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of sections 8 and 9 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) Business Days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to sections 8 and 9 hereof as a result of the completion of the event in respect of which the transfer books were closed.

13.    Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

14.    The Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in any Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Warrant Certificate in respect of the balance of Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to section 5.

15.    If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder. The applicant for the issue of a new Warrant Certificate pursuant to this section shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Corporation the mutilated Warrant Certificate, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion and the applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation in its discretion and shall pay the reasonable charges of the Corporation in connection therewith.

16.    The Holder may transfer the Warrants represented hereby by:

(a)	duly completing and executing the transfer form attached as Schedule "B" ("Transfer Form"); and

S-B-6

(b)

surrendering this Warrant Certificate and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term "Holder" shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate.

17.	[Reserved].

18.	(a)	If at any time (the “Forced Conversion Date”) (i) the arithmetic average of the Weighted Average Price of the Common Shares for the ten (10) consecutive prior Trading Days (as defined below) is equal to or greater than four hundred percent (400%) of US$[insert current market price immediately prior to first signing of initial Subscription Agreement] (as such price may be adjusted in a manner to correspond with the adjustment of the Exercise Price pursuant to this Warrant) and (ii) the registration statement covering all of the Common Shares for which this Warrant is exercisable remains effective, then the Corporation, at its sole discretion, may, no later than fifteen (15) days following the Forced Conversion Date, force the exercise of the Warrant, in whole or in part by notifying the Holder (in the manner set out in Section 24 hereunder) of the amount of the Warrant that it must exercise and the amount due hereunder (a “Forced Exercise Notice”). Within ten (10) Business Days of the delivery of the Forced Exercise Notice, the Holder shall deliver the amount due as set out in the Forced Exercise Notice, provided that if condition (ii) in this 18(a) is no longer met, the forced exercise under this Section 18(a) is no longer valid and such payment need not be made. Failure to provide such funds by the eleventh (11th) Business Day after delivery of the Forced Exercise Notice shall result in an immediate two percent (2%) increase in the applicable Aggregate Exercise Price, and if such funds remain unpaid, there shall be an additional two percent (2%) increase each month thereafter. If the Corporation has not received payments due under this Section 18(a) after the tenth (10th) Business Day after the delivery of the Forced Exercise Notice and any of the conditions (i) or (ii) in this Section 18(a) ceases to be true, the forced exercise under this Section 18(a) shall remain in full force. Upon payment under this Section 18, the Corporation shall provide the Holder with the the Common Shares for which this Warrant is exercisable pursuant to Section 18(b). As used in this Warrant, “Weighted Average Price" means, for the Common Shares as of any date, the dollar volume-weighted average price for the Common Shares on Nasdaq during the period beginning at 9:30:01 a.m., New York time (or such other time as Nasdaq publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as Nasdaq publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of the Common Shares on such date shall be the fair market value as mutually determined by the Corporation and the Holder. If the Corporation and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 30 with the term “Weighted Average Price’ As used in this Warrant, “Trading Day” means any day on which the Common Shares are traded on Nasdaq, or, if Nasdaq is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

S-B-7

(b)

Upon payment as set forth in Section 18(a), the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses provided by the Holder within five (5) Business Days (as defined below) of such payment as set forth in Section 18(a) or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation; provided, however, if the transfer agent for the Common Shares is participating in DTC Fast Automated Securities Transfer Program (the “DTC Program”) and the Common Shares to be delivered to the Holder pursuant to this Section 18 are eligible to participate in the DTC Program, the Corporation will cause the transfer agent to credit such aggregate number of Common Shares to which the Holder is entitled pursuant to this Section 18 to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. Notwithstanding any adjustment provided for in section 8 hereof, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued. As used in this Warrant Certificate.

19.    If at any time on or after the date hereof until December 31, 2015 (the “Adjustment Period”), the Corporation completes an equity financing involving the issuance and sale of Common Shares and related additional warrants, which have an exercise price above $0.01, to purchase Common Shares (such warrants having an exercise price above $0.01, the “Additional Warrants”) to one or more investors (an “Additional Raise”) at a price per Common Share (the “Additional Per Share Price”) that is lower than the per share purchase price paid by Holder, as an Investor, under the Purchase Agreement (the “Per Share Price”), which equals $2.33, then, subject to Sections 20 and 21 of this Warrant:

(a)	The Exercise Price shall be adjusted to equal the exercise price of such Additional Warrants (if lower) as of the date of the consummation of the Additional Raise;

(b)

If the Additional Coverage Ratio (as such term is defined herein) is greater than or equal to the quotient obtained by dividing the number of Common Shares issuable upon exercise of this Warrant (the “Warrant Shares”) immediately prior to the adjustment provided for in this Section 19 by the number of Common Shares issued to the Holder pursuant to the Purchase Agreement (such quotient, the “Coverage Ratio”), the Warrant Shares shall be increased to the product obtained by multiplying the Warrant Shares immediately prior to the adjustment provided for in this Section 19 by the quotient obtained by dividing:

S-B-8

(x)

the number of Common Shares issuable upon exercise of the Additional Warrants divided by the number of Common Shares issued in such Additional Raise to the holders of the Additional Warrants (the “Additional Coverage Ratio”) by:

(y)

the number of Warrant Shares immediately prior to the adjustment provided for in this Section 19 divided by the number of Common Shares issued to the Holder pursuant to the Purchase Agreement (aggregated with common shares issuable to the Holder pursuant to AdjustmentWarrants (as defined in the Purchase Agreement)); and

(c)

If the Additional Coverage Ratio is less than the Coverage Ratio, the number of Warrant Shares shall be increased to the amount equaling the Coverage Ratio multiplied by the quotient obtained by dividing the aggregate purchase price paid by Holder, as an Investor, under the Purchase Agreement, which equals $[•], by the Additional Per Share Price;

provided, however, that if the Corporation completes multiple Additional Raises during the Adjustment Period, the number of Warrant Shares used in this Section 19 shall reflect all previous operations of this Section 19.

20.    Notwithstanding any other provisions in this Warrant Certificate or the Purchase Agreement to the contrary, the number of Common Shares issuable upon the exercise of this Warrant, pursuant to the Purchase Agreement and upon the exercise of the Adjustment Warrants shall in no event equal an amount that may constitute, when aggregated with any issuances pursuant to any Additional Raises and, in the event Nasdaq determines to aggregate (“Aggregate”) any other issuances by the Corporation including, without limitation, such issuances and the issuances by the Corporation disclosed on its Current Reports on Form 6-K dated June 2, 2015 and August 14, 2015, pursuant to Nasdaq rules: (x) an amount greater than 19.999% of Common Shares or voting power of the Corporation outstanding immediately prior to (I) entry into the Purchase Agreement or, (II) in the event Nasdaq determines to Aggregate, May 19, 2015, (y) an amount that would constitute a change of control under Nasdaq rules, or (z) an amount that would otherwise trigger a shareholder approval requirement under Nasdaq rules, except with the prior approval of the Corporation’s shareholders.

21.    Notwithstanding any other provisions in this Warrant Certificate or the Purchase Agreement to the contrary, the Corporation shall in no event be required to issue any additional Common Shares to the Investor pursuant to an exercise of any Warrants following any adjustment in the number of Warrant Shares represented hereby pursuant to Section 19 unless the Investor confirms the representations and warranties set forth in Section 5 of the Purchase Agreement as of the date of the issuance of additional Common Shares as a result of such adjustment, and the issuance is in compliance with applicable securities laws.

22.    Any certificate representing Common Shares issued upon the exercise of this Warrant may bear the following legend:

S-B-9

"UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT WARRANT DISTRIBUTION DATE]. (In the event that no physical certificates are issued, the above constitutes written notice of the legend restriction under applicable Canadian securities laws.)

23.    The Corporation will maintain a register of holders of Warrants at its principal office. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

24.    The Corporation shall notify the Holder forthwith of any change of the Corporation’s address. 25. All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth Business Day next following the post thereof.

26.    If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares purchasable upon exercise of the Warrants represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of the Warrants or this Warrant Certificate.

27.    This Warrant Certificate shall be governed by the internal laws of the State of New York , without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

28.    If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

29.    This Warrant Certificate shall inure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

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30.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Common Shares for which this Warrant is exercisable, the Corporation shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail to the Holder. If the Holder and the Corporation are unable to agree upon such determination or calculation of the Exercise Price or of the Common Shares for which this Warrant is exercisable within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Corporation shall submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Corporation and approved by the Holder or (b) the disputed arithmetic calculation of the Common Shares for which this Warrant is exercisable to the Corporation's independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

DATED as of the [•] day of [•], 2015.

SPHERE 3D CORP.

Per:
Kurt Kalbfleisch, Chief Financial Officer

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Schedule "A"

SUBSCRIPTION FORM

TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

TO:	SPHERE 3D CORPORATION
9112 Spectrum Center Boulevard, San Diego, California, 92123

The undersigned hereby subscribes for _______________ Common Shares of Sphere 3D Corp. according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Warrant Certificate).

Registered Name:

Address for Delivery of Common Shares:

Attention:

Exercise Price Tendered (US$[•] per Common Share or as adjusted) US$ ____________________

Capitalized terms not defined herein shall have the meanings assigned to them in the Warrant Certificate to which this subscription form is attached.

Dated at ____________________, this _____ day _______________ of ,  20       .

)
)
WITNESS:	)	HOLDER'S NAME
)
)
	)	AUTHORIZED SIGNATURE
)
)
	)	TITLE (IF APPLICABLE)

Signature guaranteed1:

______________________________________________________________________________________________
1.     If the Common Shares are to be registered in a name other than the name of the registered Warrant Holder, the signature of the Warrant Holder must be medallion guaranteed by a bank, trust Corporation or a member of a stock exchange in the United States.

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Schedule "B"

WARRANT TRANSFER FORM

FOR VALUE RECEIVED, subject to receipt of prior written approval of SPHERE 3D CORP. (the "Corporation"), the undersigned (the "Transferor") hereby sells, assigns and transfers unto (name) _______________________________ (the "Transferee") of (residential address) ___________________________________________________________________________________________________ Warrants of the Corporation registered in the name of the undersigned represented by the within certificate, and irrevocably appoints the Corporation as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrants, with full power of substitution.

NOTICE:	The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank, trust Corporation or a member of a recognized stock exchange. The guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

DATED this _____day of _______________, 20___.

Signature Guaranteed	(Signature of transferring Warrantholder)

Name (please print)

Address

S-B-14

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer the undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Corporation to the effect that this transfer of Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Warrants and the common shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the certificate representing the Warrants and the Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.

S-B-15

ANNEX C

FORM OF ADJUSTABLE WARRANT

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT DISTRIBUTION DATE].

Void after 5:00 p.m. (New York City time) on the Expiry Date.

WARRANT

For the purchase of Common Shares of

SPHERE 3D CORP.
(Organized under the laws of the Province of Ontario, Canada)

Number of Warrants: 0	Adjustment Warrant Certificate No. [•]

This is to certify that, for value received, [name of holder], [address of holder] (the "Holder"), shall have the right to purchase from Sphere 3D Corp. (the "Corporation"), at any time and from time to time up to 5:00 p.m. (New York City time) (the "Expiry Time") on March 31, 2016 (the "Expiry Date"), the number of fully paid and non-assessable common shares in the capital of the Corporation (a "Common Share") set forth below within Section 19 of this Adjustment Warrant Certificate for each Warrant (individually, a "Warrant") represented hereby at a price of US$0.01 per Common Share (the "Exercise Price"), upon and subject to the terms and conditions set forth herein. This Warrant is one of the Adjustment Warrants to purchase Common Shares issued pursuant to that certain Subscription Agreement, dated as of [•], by and among the Corporation and the investors (the "Investors") referred to therein (the "Purchase Agreement").

1.     For the purposes of this Warrant Certificate, the term "Common Shares" means common shares without par value in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under section 8 hereof, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.

2.     All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3.     All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4.     The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

(a)	duly completing and executing a subscription substantially in the form attached as Schedule "A" (the "Subscription Form"), in the manner therein indicated; and

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(b)

surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at 9112 Spectrum Center Boulevard, San Diego, California, 92123, together with payment of the purchase price for the Common Shares subscribed for in the form of certified cheque, money order or bank draft payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for (“Aggregate Exercise Price”).

5.     Upon delivery and payment as set forth in section 4, the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares, or to a non-transferable written acknowledgement of the right to obtain a certificate. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) Business Days (as defined below) of such delivery and payment as set forth in section 4 or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation; provided, however, if the transfer agent for the Common Shares is participating in DTC Fast Automated Securities Transfer Program (the “DTC Program”) and the Common Shares to be delivered to the Holder pursuant to this Section 5 are eligible to participate in the DTC Program, the Corporation will cause the transfer agent to credit such aggregate number of Common Shares to which the Holder is entitled pursuant to this Section 5 to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. Notwithstanding any adjustment provided for in section 8 hereof, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued. As used in this Warrant Certificate, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Toronto (Ontario) are open for the general transaction of business.

6.     The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

7.     The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to sections 8 and 9 hereof. The Corporation further covenants and agrees that while any of the Warrants shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it; and (b) use its commercially reasonable efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8.	(a)	For the purpose of this section 8, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:

"Current Market Price" of the Common Shares at any date means the price per share equal to the Weighted Average Price (as defined below) of the Common Shares have traded on the Nasdaq Global Market or, if the Common Shares are not then listed on the Nasdaq Global Market, on such other stock exchange on which the shares trade as may be selected by the directors of the Corporation for such purpose (collectively, “Nasdaq”); and

S-C-2

"director" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

(b)

If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

(c)

If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property) (any of such events, excluding, however, a transaction effected solely to change the domicile of the Corporation, being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of Common Shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder such that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant Certificate.

S-C-3

(d)

If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in sections 8 (b) or (c) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this section 8, then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(e)

If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this section 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

9. The following rules and procedures shall be applicable to the adjustments made pursuant to section 8:

(a)

any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of section 8, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)

no adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this section 9(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c)

the adjustments provided for in section 8 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such section;

S-C-4

(d)

if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(e)

as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(f)

forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(g)

any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to section 8 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder;

(h)

any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants under the terms of this Warrant Certificate shall be subject to the prior approval of Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable); and

(i)

in case the Corporation, after the date of issue of this Warrant Certificate, takes any action affecting the Common Shares, other than an action described in Section 8, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

10.    At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in section 8 herein, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof.

11.    On the happening of each and every such event set out in section 8, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

12.    The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of sections 8 and hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) Business Days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to sections 8 and 9 hereof as a result of the completion of the event in respect of which the transfer books were closed.

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13. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

14.    The Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in any Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Warrant Certificate in respect of the balance of Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to section 5.

15.    If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder. The applicant for the issue of a new Warrant Certificate pursuant to this section shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Corporation the mutilated Warrant Certificate, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion and the applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation in its discretion and shall pay the reasonable charges of the Corporation in connection therewith.

16.    The Holder may transfer the Warrants represented hereby by:

(a)	duly completing and executing the transfer form attached as Schedule "B" ("Transfer Form"); and

(b)

surrendering this Warrant Certificate and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term "Holder" shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate.

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17.    [Reserved].

18.

(a)

If at any time (the “Forced Conversion Date”) (i) the arithmetic average of the Weighted Average Price of the Common Shares for the ten (10) consecutive prior Trading Days (as defined below) is equal to or greater than four hundred percent (400%) of US$[insert current market price immediately prior to first signing of initial Subscription Agreement] (as such price may be adjusted in a manner to correspond with the adjustment of the Exercise Price pursuant to this Warrant) and (ii) the registration statement covering all of the Common Shares for which this Warrant is exercisable remains effective, then the Corporation, at its sole discretion, may, no later than fifteen (15) days following the Forced Conversion Date, force the exercise of the Warrant, in whole or in part, by notifying the Holder (in the manner set out in Section 22 hereunder) of the amount of the Warrant that it must exercise and the amount due hereunder (a “Forced Exercise Notice”). If, pursuant to Section 19, this Warrant is not exercisable for any Common Shares at the Forced Conversion Date, the Forced Conversion Date shall be the Expiry Time and at such time this Warrant shall shall wholly cease and such Warrants shall be wholly void and of no valid or binding effect after such time. Within ten (10) Business Days of the delivery of the Forced Exercise Notice, the Holder shall deliver the amount due as set out in the Forced Exercise Notice, provided that if condition (ii) in this 18(a) is no longer met, the forced exercise under this Section 18(a) is no longer valid and such payment need not be made. Failure to provide such funds by the eleventh (11th) Business Day after delivery of the Forced Exercise Notice shall result in an immediate two percent (2%) increase in the applicable Aggregate Exercise Price, and if such funds remain unpaid, there shall be an additional two percent (2%) increase each month thereafter. If the Corporation has not received payments due under this Section 18(a) after the tenth (10th) Business Day after the delivery of the Forced Exercise Notice and any of the conditions (i) or (ii) in this Section 18(a) ceases to be true, the forced exercise under this Section 18(a) shall remain in full force. Upon payment under this Section 18, the Corporation shall provide the Holder with the the Common Shares for which this Warrant is exercisable pursuant to Section 18(b). As used in this Warrant, “Weighted Average Price" means, for the Common Shares as of any date, the dollar volume-weighted average price for the Common Shares on Nasdaq during the period beginning at 9:30:01 a.m., New York time (or such other time as Nasdaq publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as Nasdaq publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of the Common Shares on such date shall be the fair market value as mutually determined by the Corporation and the Holder. If the Corporation and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 28 with the term “Weighted Average Price’ As used in this Warrant, “Trading Day” means any day on which the Common Shares are traded on Nasdaq, or, if Nasdaq is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

S-C-7

(b)

Upon payment as set forth in Section 18(a), the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses provided by the Holder within five (5) Business Days (as defined below) of such payment as set forth in Section 18(a) or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation; provided, however, if the transfer agent for the Common Shares is participating in DTC Fast Automated Securities Transfer Program (the “DTC Program”) and the Common Shares to be delivered to the Holder pursuant to this Section 18 are eligible to participate in the DTC Program, the Corporation will cause the transfer agent to credit such aggregate number of Common Shares to which the Holder is entitled pursuant to this Section 18 to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. Notwithstanding any adjustment provided for in section 8 hereof, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued. As used in this Warrant Certificate.

19.    The number of Common Shares issuable upon the exercise of this Warrant shall initially be zero (0). If, however, at any time on or after the date hereof until December 31, 2015, the Corporation completes an equity financing involving the issuance and sale of Common Shares to one or more investors (an “Additional Raise”) at a price per Common Share that is lower than the per share purchase price paid by Holder, as an Investor, under the Purchase Agreement, which equals $2.33, then, subject to Sections 20 and 21 of this Warrant, the number of Common Shares issuable upon the exercise of this Warrant shall be increased to the amount equaling the difference between:

(a)

The aggregate purchase price paid by Holder, as an Investor, under the Purchase Agreement, which equals $[•], divided by the per share purchase price at which Common Shares were issued in the Additional Raise; and

S-C-8

(b)	The aggregate number of Common Shares purchased by Holder, as an Investor, under the Purchase Agreement, which equals [•].

20.    Notwithstanding any other provisions in this Warrant Certificate or the Purchase Agreement to the contrary, the number of Common Shares issuable upon the exercise of this Warrant, pursuant to the Purchase Agreement and upon the exercise of the additional warrant to purchase common shares issued to the Investor pursuant to the Purchase Agreement shall in no event equal an amount that may constitute, when aggregated with any issuances pursuant to any Additional Raises and, in the event Nasdaq determines to aggregate (“Aggregate”) any other issuances by the Corporation including, without limitation, such issuances and the issuances by the Corporation disclosed on its Current Reports on Form 6-K dated June 2, 2015 and August 14, 2015, pursuant to Nasdaq rules: (x) an amount greater than 19.999% of Common Shares or voting power of the Corporation outstanding immediately prior to (I) entry into the Purchase Agreement or, (II) in the event Nasdaq determines to Aggregate, May 19, 2015, (y) an amount that would constitute a change of control under Nasdaq rules, or (z) an amount that would otherwise trigger a shareholder approval requirement under Nasdaq rules, except with the prior approval of the Corporation’s shareholders.

21.    Notwithstanding any other provisions in this Warrant Certificate or the Purchase Agreement to the contrary, the Corporation shall in no event be required to issue any Common Shares to the Investor pursuant to an exercise of any Warrants represented hereby unless the Investor confirms the representations and warranties set forth in Section 5 of the Purchase Agreement as of the date of the issuance of such Common Shares pursuant to an exercise of any Warrants represented hereby, and the issuance is in compliance with applicable securities laws.

22.    Any certificate representing Common Shares issued upon the exercise of this Warrant may bear the following legend:

"UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT WARRANT DISTRIBUTION DATE]. (In the event that no physical certificates are issued, the above constitutes written notice of the legend restriction under applicable Canadian securities laws.)

23.    The Corporation will maintain a register of holders of Warrants at its principal office. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

24.    The Corporation shall notify the Holder forthwith of any change of the Corporation’s address.

25. All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth Business Day next following the post thereof.

S-C-9

26.    If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares purchasable upon exercise of the Warrants represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of the Warrants or this Warrant Certificate.

27.    This Warrant Certificate shall be governed by the internal laws of the State of New York , without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

28.    If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

29.    This Warrant Certificate shall inure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

30.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Common Shares for which this Warrant is exercisable, the Corporation shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail to the Holder. If the Holder and the Corporation are unable to agree upon such determination or calculation of the Exercise Price or of the Common Shares for which this Warrant is exercisable within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Corporation shall submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Corporation and approved by the Holder or (b) the disputed arithmetic calculation of the Common Shares for which this Warrant is exercisable to the Corporation's independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

S-C-10

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

DATED as of the [•] day of [•], 2015.

SPHERE 3D CORP.

Per:
Kurt Kalbfleisch, Chief Financial Officer

S-C-11

Schedule "A"

SUBSCRIPTION FORM

TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

TO:	SPHERE 3D CORPORATION
9112 Spectrum Center Boulevard, San Diego, California, 92123

The undersigned hereby subscribes for _______________ Common Shares of Sphere 3D Corp. according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Warrant Certificate).

Registered Name:

Address for Delivery of Common Shares:

Attention:

Exercise Price Tendered (US$0.01 per Common Share or as adjusted) US$ _______________

Capitalized terms not defined herein shall have the meanings assigned to them in the Warrant Certificate to which this subscription form is attached.

Dated at _________________________, this _____ day of _______________, 20      .

)
)
WITNESS:	)	HOLDER'S NAME
)
)
	)	AUTHORIZED SIGNATURE
)
)
	)	TITLE (IF APPLICABLE)

Signature guaranteed1:

________________________________________________________________________________________________________
1.     If the Common Shares are to be registered in a name other than the name of the registered Warrant Holder, the signature of the Warrant Holder must be medallion guaranteed by a bank, trust Corporation or a member of a stock exchange in the United States.

S-C-12

Schedule "B"

WARRANT TRANSFER FORM

FOR VALUE RECEIVED, subject to receipt of prior written approval of SPHERE 3D CORP. (the "Corporation"), the undersigned (the "Transferor") hereby sells, assigns and transfers unto (name) ______________________________ (the "Transferee") of (residential address) ______________________________________________________________________________________________Warrants of the Corporation registered in the name of the undersigned represented by the within certificate, and irrevocably appoints the Corporation as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrants, with full power of substitution.

NOTICE:	The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank, trust Corporation or a member of a recognized stock exchange. The guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

DATED this _____ day of __________, 20___ .

Signature Guaranteed	(Signature of transferring Warrantholder)

Name (please print)

Address

S-C-13

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer the undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Corporation to the effect that this transfer of Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Warrants and the common shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the certificate representing the Warrants and the Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.

S-C-14

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED August 27, 2015

PROSPECTUS

Common Shares
Warrants to Purchase Common Shares

________________________

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. We will provide the specific terms of any securities offered, including their offering price and the methods by which we will sell the securities, in supplements to this prospectus. We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement.

The prospectus supplements may also add, update or change other information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplements carefully before you make your investment decision.

Our common shares are traded on The NASDAQ Global Market under the symbol “ANY”. On August 24, 2015, the last reported sale price for our common shares on Nasdaq was $3.03 per share. Any of our common shares sold pursuant to a prospectus supplement will be listed on Nasdaq.

________________________

Our business and an investment in our securities involve significant risks. You should read the section entitled "Risk Factors" on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell our common shares unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

________________________

The date of this prospectus is             .

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of shares of the securities we may offer.

Each time we offer and sell securities pursuant to this registration statement, we will provide a prospectus supplement containing specific information about the terms of that offering, including a description of any risks related to that offering if those terms and risks are not described in this prospectus. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to any securities offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, any prospectus supplement, the information and documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of any securities. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•

Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on April 1, 2015, May 15, 2015, July 31, 2015, August 13, 2015 (but not with respect to Exhibit 99.1, “News Release dated August 13, 2015”), and August 14, 2015 (but not with respect to Exhibit 99.8 "News Release dated August 13, 2015"); and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks and other factors described under the heading “Risk Factors”.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allows organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from its primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from its research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering.

When we use the term common shares in this prospectus, we mean any of our common shares we may offer with this prospectus from time to time, unless we indicate otherwise. This prospectus describes the general terms that may apply to our common shares; the specific terms of any particular common shares that we offer will be described in a separate supplement to this prospectus.

When we issue new common shares, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Unless we specify otherwise in an accompanying prospectus supplement, we will use the proceeds from the sale or other disposition of the common shares offered hereby for general corporate purposes.

For a discussion of factors you should consider before making an investment decision, see “Risk Factors” beginning on page 6, the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference.

Listing

Our common shares are listed on The NASDAQ Global Market and trades under the symbol “ANY”. Any common shares sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Market.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Shares and this Offering

Our stock price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended June 30, 2015, our closing stock price has ranged from a low of $3.14 to a high of $11.15. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have agreed to register with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

Risks Related to Intellectual Property

Although we believe we have a proprietary platform for our technologies and products, we or our customers may in the future become subject to claims for infringement of intellectual property rights owned by others. Further, to protect our own intellectual property rights, we may in the future bring claims for infringement against others.

Our commercial success depends, in part, upon not infringing intellectual property rights owned by others. Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third party patents or the issuance of any third party patents would require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights. While we provide our customers with a qualified indemnity against the infringement of third party intellectual property rights, we may become subject to these claims either directly or through indemnities against these claims that we routinely provide to our end-users and channel partners.

Further, our customers may use our products in ways that may infringe the intellectual property rights of third parties and/or require a license from third parties. Although we encourage our customers to use our products only in a manner that does not infringe third party intellectual property rights, and we know that most of our clients do so, we cannot guarantee that such third parties will not seek remedies against us for providing products that may enable our customers to infringe the intellectual property rights of others. We would vigorously defend any such claims.

In addition, we may receive in the future, claims from third parties asserting infringement, claims based on indemnities provided by us, and other related claims. Litigation may be necessary to determine the scope, enforceability and validity of third party proprietary or other rights, or to establish our proprietary or other rights. Furthermore, despite precautions, it may be possible for third parties to obtain and use our intellectual property without our authorization. Policing unauthorized use of intellectual property is difficult, and some foreign laws do not protect proprietary rights to the same extent as the laws of Canada or the United States. To protect our intellectual property, we may become involved in litigation. In addition, other companies may initiate similar proceedings against us. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us. Regardless of their merit, any such claims could:

•

divert the attention of our management, cause significant delays, materially disrupt the conduct of our business or materially adversely affect our revenue, financial condition and results of operations;

•	be time consuming to evaluate and defend;
•	result in costly litigation and substantial expenses;
•	cause product shipment delays or stoppages;
•	subject us to significant liabilities;
•	require us to enter into costly royalty or licensing agreements;

•	require us to modify or stop using the infringing technology; or
•	result in costs or other consequences that have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

Unless we specify otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in the accompanying prospectus supplement.

We may set forth additional information on the use of the net proceeds from the sale of the common shares and warrants we offer under this prospectus in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities are listed.

We may grant underwriters who participate in the distribution of shares of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market in accordance with Regulation M under the Exchange Act, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of their business for which they receive compensation.

Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any common shares sold pursuant to a prospectus supplement will be listed on Nasdaq. We may apply to list any warrants on a securities exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for such securities.

We are registering the common shares issuable upon exercise of the warrants to permit the resale of these common shares by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sales of the common shares issuable upon exercise of the warrants. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash as described in the section entitled “Use of Proceeds.”

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2015, on an actual basis. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 40-F, which is incorporated by reference herein.

As of June 30, 2015
(in thousands of US$)

Shareholders’ Equity
Common Shares	$114,976
Accumulated Deficit	(37,954)
Accumulated Other Comprehensive Loss	(1,489)

Total Shareholders’ Equity	75,533

Total Capitalization	$46,082

As of June 30, 2015
(in thousands of US$)

Revolving Credit Agreement	$5,000
Amended and Restated Loan and Security Agreement	4,951
Convertible Debenture (Long Term)	19,500

Total Indebtedness	$29,451

PRICE RANGE OF OUR SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on the Nasdaq Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on the Nasdaq and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and the Nasdaq closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

Nasdaq:

	ANY shares NASDAQ
	(in US$)
	High	Low
Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
September 30 (through July 28, 2015)	5.71	5.03
June 30	5.17	3.14
March 31	7.13	3.47
Monthly information for the most recent six months
February 2015	4.66	3.47
March 2015	7.13	3.70
April 2015	4.27	3.14
May 2015	4.22	3.32
June 2015	5.17	3.66
July 2015	5.71	4.95

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSXV and our common shares traded on the Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

We have been advised that there are strong defenses that can be raised to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain such that the enforcement in Canada of such liabilities and judgements is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

OFFERING EXPENSES

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$4,648
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

(*)

Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with sale and distribution of our common shares being offered will be included in the applicable prospectus supplement.

SHARE CAPITAL

As of August 24, 2015, 39,584,054(1) common shares were issued and outstanding, all of which have been duly approved and are registered on our books. Our articles of amalgamation permit the issuance of an unlimited number of common shares. All of the outstanding common shares are fully paid and non-assessable. Within the past five years, more than 10% of our capital stock has been paid for with assets other than cash.

Our articles of amalgamation and Registration Statement on Form 8-A describe the rights attached to our common shares more fully. These documents are filed as exhibits to the registration statement of which this prospectus forms a part or are incorporated by reference. See the section entitled “Where You Can Find Additional Information” on page 1.

Nasdaq Stock Market Marketplace Rules permit Nasdaq-listed companies that are foreign private issuers to follow home country practices in lieu of the corporate governance provisions specified by the Nasdaq with limited exceptions. While we intend to comply with most of these rules, we plan to follow home country rules with respect to shareholder approval requirements for the issuance of securities in lieu of following Nasdaq's shareholder approval requirements under Nasdaq Listing Rule 5635. Other than with respect to certain actions, including consummation of amalgamations (mergers), plans of arrangement, and certain related party transactions, the Business Corporations Act (Ontario) and applicable Canadian securities legislation generally do not require that shareholders approve the issuance of securities. As a result of this election or if in the future we elect to follow other home country practices, shareholders may be afforded less protection than they otherwise would have under the Nasdaq corporate listing standards applicable to U.S. domestic issuers.

(1)

The number of common shares shown to be outstanding does not include common shares issuable or reserved for issuance upon the exercise of outstanding warrants or options granted or available under our equity compensation plans. At our June 2015 annual meeting of our shareholders, the shareholders ratified the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as our Employee Stock Purchase Plan, authorizing the purchase by employees of up to 2,000,000 common shares under the plan.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the number of shares and the purchase price per share of common shares purchasable upon the exercise of warrants to purchase common shares;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase common shares will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;

•	pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or

•

issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of common shares and other securities and property those holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional common shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of the common shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive common shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of common shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity on condition that (i) the individual acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, we may, with court approval, indemnify an individual described above in respect of an action by or on our behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with us or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from us in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), we have agreed to indemnify each of our directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his association with us or another entity if he acted honestly and in good faith with a view to our best interests or such other entity, and he had reasonable grounds for believing that his conduct was lawful.

We maintain a policy of directors’ and officers’ liability insurance, which insures directors and officers for losses as a result of claims against our directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our bylaws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares offered hereby and certain other legal matters related to the securities being offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2. In addition, certain other legal matters related to the securities offered hereby will be passed upon for us by O'Melveny & Myers LLP, 2765 Sand Hill Rd., Menlo Park, CA 94025.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2014, and for the year then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

1,072,961 Common Shares
Warrants to Purchase up to 268,240 Common Shares and the Common Shares Issuable Upon Exercise
Adjustable Warrants to Purchase up to 4,664,589 Common Shares and the Common Shares Issuable Upon Exercise

November 30,, 2015